UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Hershey Company

(Name of Registrant as Specified In Its Charter)

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The Hershey Company

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	April 30, 2009 at 10:00 a.m. Eastern Daylight Time

PLACE	GIANT Center 950 West Hersheypark Drive Hershey, PA 17033

ITEMS OF BUSINESS	(1) Elect nine directors.

(2) Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2009.

(3) Discuss and take action on any other business that is properly brought before the meeting.

WHO CAN VOTE?	You are entitled to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder at the close of business on March 2, 2009, the record date for the annual meeting.

By order of the Board of Directors,

Burton H. Snyder

Senior Vice President,

General Counsel and Secretary

March 16, 2009

Your vote is important. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

The Hershey Company

100 Crystal A Drive

Hershey, Pennsylvania 17033

March 16, 2009

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on April 30, 2009

The Board of Directors of The Hershey Company, a Delaware corporation, is furnishing this proxy statement to you in connection with the solicitation of proxies for our 2009 annual meeting of stockholders. The meeting will be held on April 30, 2009, at 10:00 a.m. Eastern Daylight Time, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania 17033. Valid proxies received in connection with the annual meeting may be voted at the annual meeting and at any adjournments or postponements of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the

2009 Annual Meeting of Stockholders to be held on April 30, 2009

Our notice of annual meeting and proxy statement, annual report to stockholders, electronic proxy card and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about March 16, 2009. At that time, we will also begin mailing paper copies of our proxy materials to stockholders who requested them. Please see page 2 of this proxy statement for more information on how these materials will be distributed.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting Information

What is a proxy statement and why is it important?

We hold a meeting of stockholders annually. This year’s meeting will be held on April 30, 2009. There will be certain items of business that must be voted on by our stockholders at the meeting, and our Board of Directors is seeking your proxy to vote on these items. This proxy statement contains important information about The Hershey Company and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “The Hershey Company,” “Hershey,” “we,” “our” or the “Company.”

How are proxy solicitation and other required annual meeting materials distributed?

The Securities and Exchange Commission, or SEC, has adopted rules that allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the 2009 annual meeting. We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials, to stockholders on or about March 16, 2009. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains important information, including:

•	The date, time and location of the annual meeting;

•	A brief description of the matters to be voted on at the meeting;

•	A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy. We have provided an electronic proxy card at www.proxyvote.com that you will use to vote your shares online or by telephone. If you requested a paper copy of our proxy materials, you can also vote using the proxy card enclosed with those materials. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the annual meeting. When you submit a proxy, the people named on the proxy card as proxies are required to vote your shares at the annual meeting in the manner you have instructed. Please turn to page 4 for more information about voting your shares.

What is the record date and why is it important?

The record date is the date used by our Board of Directors to determine which stockholders of the Company are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established March 2, 2009 as the record date for the 2009 annual meeting.

What is the difference between a registered stockholder and a stockholder who owns stock in street name?

If you hold shares of Hershey stock directly in your name, you are a registered stockholder. If you own your Hershey shares indirectly through a broker, bank or other holder of record, those shares are held in street name.

How do I gain admission to the annual meeting?

If you owned Hershey stock on the record date, you may attend the annual meeting. If you are a registered stockholder, you must bring with you the Notice of Internet Availability of Proxy Materials and a government-issued photo identification (such as a valid driver’s license or passport) to gain admission to the meeting. If you did not receive a Notice because you elected to receive paper copies of the proxy materials, please bring the admission ticket printed on the top half of the proxy card supplied with those materials, together with your government-issued photo identification, to gain admission to the meeting. If you receive your proxy materials by email, please call our Investor Relations Department at (800) 539-0261 and request an admission ticket for the meeting.

If you hold your stock in street name and want to gain admission to the meeting, you should bring your government-issued photo identification, together with the Notice of Internet Availability of Proxy Materials you received from your broker, bank or other holder of record, or alternatively, a letter from your broker, bank or other holder of record, or your most recent account statement, indicating that you were the beneficial owner of Hershey stock as of the record date for the meeting.

What will occur at the annual meeting?

Following opening remarks, stockholders will be offered an opportunity to submit completed voting ballots on the proposals to be presented at this year’s meeting. Following the vote, we will provide an update on our business followed by an opportunity for stockholders to ask questions. Finally, we will provide a preliminary report on the votes cast for each of the proposals presented at the meeting.

What proposals will I be voting on, and how does the Board of Directors recommend I vote?

Proposal		Board Recommendation
No. 1	Election of nine directors, each to serve until the next annual meeting of stockholders and until his or her successor has been properly elected and qualified	FOR

No. 2	Ratification of the Audit Committee’s selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009	FOR

What other matters might arise at the meeting?

We are not aware of any other matters that will be brought before the stockholders at the annual meeting. Except under very limited circumstances, stockholder proposals and nominations for director had to be submitted to us in advance and meet certain requirements in order to be eligible for consideration at the meeting. We described those requirements in our 2008 proxy statement. If any other item of business is properly presented for a vote at the annual meeting, the proxies will vote validly-executed proxies returned to us in accordance with their best judgment. Procedures for submitting stockholder proposals and nominations for director for the 2010 annual meeting are described on page 83.

Voting Information

Does Hershey have more than one class of stock outstanding?

We have two classes of stock outstanding, Common Stock and Class B Common Stock. As of the record date for the annual meeting, there were 166,295,763 shares of Common Stock outstanding and 60,710,908 shares of Class B Common Stock outstanding. All of the outstanding shares of Common Stock and Class B Common Stock are entitled to be voted at the meeting.

What are the voting rights of each class of stock?

You may cast one vote for each share of Common Stock that you held as of the close of business on the record date. You may cast ten votes for each share of Class B Common Stock that you held as of the close of business on the record date.

What is a quorum and why is it important?

A quorum is the minimum number of votes required to be present at the annual meeting to conduct business. Votes will be deemed to be “present” at the meeting if a stockholder of record:

•	Attends the meeting in person, or

•	Votes in advance by Internet, telephone or proxy card.

Abstentions and “broker non-votes” are counted as being present and entitled to vote in determining whether a quorum is present.

In most instances, holders of the Common Stock and Class B Common Stock vote together. However, there are some matters that must be voted on only by the holders of one class of stock. We will have a quorum at the annual meeting if the following number of votes is present, in person or by proxy:

•	For any matter requiring the vote of the Common Stock voting separately: a majority of the votes of the Common Stock outstanding on the record date.

•	For any matter requiring the vote of the Class B Common Stock voting separately: a majority of the votes of the Class B Common Stock outstanding on the record date.

•

For any matter requiring the vote of the Common Stock and Class B Common Stock voting together without regard to class: a majority of the votes of the Common Stock and Class B Common Stock outstanding on the record date.

What vote is required to approve each proposal?

Proposal No. 1:  Election of Directors.  Nine directors are to be elected at our annual meeting. As required by our certificate of incorporation and by-laws:

•	One-sixth of our directors (which equates presently to two directors) will be elected by the holders of our Common Stock voting separately as a class.

•	The remaining seven directors will be elected by the holders of our Common Stock and Class B Common Stock voting together without regard to class.

You can cast your vote “FOR” any or all of the director nominees named on the proxy card or “WITHHOLD” your vote on any or all of the nominees. Please refer to the voter website, www.proxyvote.com, for voting instructions. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

Directors will be elected by plurality.  That means the nominees who receive the greatest number of properly cast “FOR” votes will be elected.

Arnold G. Langbo and Charles B. Strauss have been nominated by the Board for election by the holders of our Common Stock voting separately at the 2009 annual meeting. The other director nominees have been nominated for election by the holders of our Common Stock and Class B Common Stock voting together. Please go to page 25 for more information about Proposal No. 1.

Proposal No. 2.  Holders of record of our Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting will approve Proposal No. 2 if they cast more votes in favor of the proposal than against the proposal. We have provided additional information about Proposal No. 2 in this proxy statement.

How can I vote my shares before the meeting?

You may vote your shares prior to the meeting by following the instructions provided on the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

•	If you are a registered stockholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com):  Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2009. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone (1-800-690-6903):  Submit your vote by telephone until 11:59 p.m. EDT on April 29, 2009. Have your Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions you receive from the telephone voting site.

By mail:  If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the annual meeting. Proxy cards should be returned to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Can I vote at the meeting?

If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date.

If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the annual meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares at the annual meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.

If you plan to vote at the meeting, please pick up a ballot at the registration table upon your arrival. You may then either deposit your ballot in any of the designated voting boxes located inside the meeting room before the meeting begins, or submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the polls close.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.

Can I revoke my proxy or change my voting instructions once submitted?

If you are a registered stockholder, you can revoke your proxy and change your vote at any time prior to the annual meeting by:

•	Notifying our Corporate Secretary in writing at 100 Crystal A Drive, Hershey, PA 17033 (the notification must be received by the close of business on April 29, 2009);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on April 29, 2009 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the annual meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

If you are eligible to vote at the annual meeting, you also can revoke your proxy or voting instructions and change your vote at the annual meeting by submitting a written ballot before the polls close.

What will happen if I provide my proxy but do not vote on a proposal?

You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•	“FOR” the election of all director nominees; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent auditors for 2009.

If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted by the proxies using their own best judgment.

What will happen if I do not provide my proxy or vote my shares in person at the annual meeting?

If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your broker, bank or other holder of record might be authorized to vote your shares on certain “routine” matters. The election of directors and the ratification of independent auditors are currently considered to be routine matters. On these matters, your broker or nominee can:

•	Vote your street-name shares on these items even though you have not provided voting instructions, or

•	Choose not to vote your shares on these matters.

Non-routine matters cannot be voted without your instructions. When a broker or nominee is unable to vote shares for this reason, it is called a “broker non-vote.” We are not aware of any non-routine matters that will be brought before the stockholders for a vote at the annual meeting.

Are abstentions and broker non-votes counted in the vote totals?

When a stockholder abstains from voting on any proposal (other than the election of directors), the abstention is counted as a vote “AGAINST” the proposal. Broker non-votes are not included in vote totals and will not affect the outcome of the vote.

How do I vote if I am a participant in one of the Company’s 401(k) Plans?

If you are a participant in either The Hershey Company 401(k) Plan or The Hershey Company Puerto Rico 401(k) Plan, and you meet the vesting requirements of the plan, you may have certain voting rights regarding shares of our Common Stock credited to your account in the plan. You do not own these shares. They are owned by the trustee.

The plan provides you with voting rights based on the number of shares of Hershey Common Stock that were constructively invested in your plan account as of the close of business on the record date. We originally contributed these shares to the plan on your behalf as matching or supplemental retirement contributions. You may vote these shares in much the same way as registered stockholders vote their shares, but you have an earlier deadline. Your vote must be received by the trustee by 11:59 p.m. EDT on April 27, 2009. You may vote these shares by following the instructions provided on the Notice of Internet Availability of Proxy Materials and on the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, you also may vote by mail by signing, dating and returning the proxy/voting instruction card included with those materials.

By submitting voting instructions, you will direct the plan trustee:

•	How to vote the shares of Common Stock allocated to your account in the plan; and

•	How to vote a portion of the shares of Common Stock allocated to the accounts of other participants in the plan who have not submitted voting instructions by the deadline.

The plan trustee will submit one proxy to vote all shares of Common Stock in the plan. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the remaining shares of Common Stock in the plan in the same proportion as the final votes of all participants who actually voted. Please note that if you do not submit voting instructions for the shares of Common Stock in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares of Common Stock in the plan, you may not vote plan shares in person at the annual meeting.

How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?

BNY Mellon Shareowner Services, our transfer agent, has arranged for any shares that you hold in the Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you will also be voting your shares in the Automatic Dividend Reinvestment Service Plan.

Additional Information about the Annual Meeting

Who will pay the cost of soliciting votes for the annual meeting?

We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required annual meeting materials. We do not use a third-party solicitor. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the Internet or by personal contact, without receiving additional compensation. We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the record date for the reasonable costs they incur furnishing proxy solicitation and other required annual meeting materials to street-name holders who beneficially own those shares on the record date.

What is householding?

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice, the envelope must contain a separate Notice for each stockholder at the shared address. Each Notice must also contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2009 annual meeting, please call our Investor Relations Department, toll free, at (800) 539-0261. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What does it mean if I received more than one Notice or proxy card?

You probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, BNY Mellon Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to BNY Mellon Shareowner Services, 480 Washington Blvd., Jersey City, NJ 07310-1900, or call:

•	(800) 851-4216 Domestic Holders

•	(201) 680-6578 Foreign Holders

•	(800) 231-5469 Domestic TDD line for hearing impaired

•	(201) 680-6610 Foreign TDD line for hearing impaired

Will you publish the results of voting?

Preliminary results of voting will be announced at the annual meeting. The final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2009. We will file that report with the SEC by August 14, 2009. The final results also will be posted in the Investor Relations section of the Company’s website, www.hersheys.com, as soon as they are certified by the Inspector of Elections for the annual meeting. This typically occurs within two weeks after the meeting date. To find the voting results on our website, simply select “Investor Relations” located in the lower left-hand column of our homepage under the heading “Hershey’s Corporate.” When the Investor Relations homepage appears, select the “Voting Results” tab located along the left-hand column of the page. Questions also may be directed to our Investor Relations Department at (800) 539-0261.

GOVERNANCE OF THE COMPANY

What is corporate governance?

Corporate governance is the process by which companies govern themselves.

At The Hershey Company, day-to-day business activities are carried out by our employees under the direction and supervision of our Chief Executive Officer, or CEO. The Board of Directors oversees these activities. In doing so, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:

•	Review of the Company’s performance, strategies and major decisions;

•	Oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

What principles has the Board established with respect to corporate governance?

The general principles governing the functions of our Board and its committees are contained in the following documents:

•

Corporate Governance Guidelines:  Our Corporate Governance Guidelines provide the basic framework for the Board’s role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualifications, responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board. The Corporate Governance Guidelines were last amended and restated by the Board on February 17, 2009. We have included a copy of the Corporate Governance Guidelines as Appendix A to this proxy statement.

•

Board Committee Charters:  The Board has adopted a charter for each standing committee of the Board – the Audit Committee, the Compensation and Executive Organization Committee, the Governance Committee and the Executive Committee. The charters comply with the requirements of the Sarbanes-Oxley Act of 2002, rules of the SEC and listing standards of the New York Stock Exchange. We believe the charters reflect current best practices in corporate governance.

•

Code of Ethical Business Conduct:  The Board has adopted a Code of Ethical Business Conduct. Adherence to this Code assures that our directors, officers and employees are held to the highest standards of integrity. The Code covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code.

You can view the Corporate Governance Guidelines, committee charters and Code of Ethical Business Conduct in the Investor Relations section of our website, www.hersheys.com. Once you are in the Investor Relations section, look for the heading “Corporate Governance” in the right-hand column of the page and select the appropriate subheading. We will post amendments to any of these documents on our website as soon as possible after the effective date of the amendment. If any amendment or waiver of the Code of Ethical Business Conduct applies to directors or executive officers, our posting will appear within four business days of the amendment or waiver.

We also will provide written copies of any of these documents free of charge to our stockholders. Requests for copies should be addressed to:

The Hershey Company

Attention: Investor Relations Department

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033-0810

What is the composition of the Board and how often are members elected?

There currently are nine members of the Board. Each member’s term will expire at the annual meeting. As discussed in greater detail beginning on page 25, the Board is recommending that you re-elect each of these nine members for an additional one-year term at the annual meeting.

Which directors are independent, and how does the Board make that determination?

The Board determines which of our directors are independent. For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that the director has no direct or indirect material relationship with The Hershey Company. The Board has adopted categorical standards for independence that the Board uses when determining which directors are independent. Rather than have one set of standards for Board members as a whole and additional standards for Audit Committee members, as permitted by the New York Stock Exchange, the Board bases its determination of independence for all directors on the more stringent standards applicable to Audit Committee members. These standards are contained in our Corporate Governance Guidelines. You can review these standards by turning to page A-2 of Appendix A.

Applying the categorical standards for independence, the listing standards of the New York Stock Exchange and rules of the SEC, the Board determined that the following directors recommended for election at the annual meeting are independent: Robert F. Cavanaugh, Charles A. Davis, Arnold G. Langbo, James E. Nevels, Thomas J. Ridge, David L. Shedlarz, Charles B. Strauss and LeRoy S. Zimmerman. The Board also determined that Edward J. Kelly, III, a director who resigned from the Board on February 22, 2008, and Kenneth L. Wolfe, our former non-executive Chairman of the Board who resigned from the Board on February 16, 2009, were independent during the periods of their respective service in 2008 and 2009. The Board determined that David J. West, President and Chief Executive Officer of The Hershey Company, is not independent because he is an executive officer of the Company.

The Board determined that Messrs. Davis, Ridge and Strauss have no relationship with the Company other than their relationship as director and stockholder. Messrs. Cavanaugh, Langbo, Nevels, Shedlarz and Zimmerman have certain relationships with the Company, in addition to being directors and stockholders, that the Board considered but determined ultimately not to be material. Messrs. Kelly and Wolfe also had certain relationships with the Company during the time they were directors that the Board considered but determined not to be material.

Robert F. Cavanaugh, James E. Nevels and LeRoy S. Zimmerman.  Messrs. Cavanaugh, Nevels and Zimmerman are independent members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School. Mr. Cavanaugh was initially recommended for nomination to our Board by the Milton Hershey School Trust in 2003. Messrs. Nevels and Zimmerman were initially elected to the Board on November 11, 2007 by the Milton Hershey School Trust acting by written consent. Our Board elected Mr. Nevels Chairman of the Board on February 16, 2009. None of these individuals receive any compensation from The Hershey Company, from Hershey Trust Company or from Milton Hershey School other than compensation they receive in the ordinary course as board members of each of those entities. We do not expect these individuals to receive other forms of compensation from these entities in 2009. Hershey Trust Company and the Milton Hershey School Trust are stockholders of the Company whose holdings are described in greater detail beginning on page 32 of this proxy statement. Under SEC rules, Hershey Trust Company, the Milton Hershey School Trust and companies controlled by the Milton Hershey School Trust are considered affiliates of the Company. During 2008, we had a number of transactions with the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business. We also completed one real estate transaction with the Milton Hershey School Trust in 2008. Messrs. Cavanaugh, Nevels and Zimmerman did not participate in Board decisions in connection with these transactions. We have outlined these transactions and transactions we contemplate for 2009 in greater detail in the section entitled “Certain Transactions and Relationships,” beginning on page 79 of this proxy statement.

Edward J. Kelly, III.  In February 2008, shortly before his resignation from our Board, Mr. Kelly became President, Citi Alternative Investments, an alternative investments platform of Citigroup Inc. Citigroup Inc. and its affiliates provide commercial and investment banking services to the Company and is one of our key financial services providers. However, we did not utilize the services of Citi Alternative Investments during 2008. All of our transactions with Citigroup Inc. and its affiliates are in the ordinary course of business.

Arnold G. Langbo.  Mr. Langbo is a director of Weyerhaeuser Company. During 2008, we purchased packaging and shipping containers, such as corrugated boxes, from Weyerhaeuser Company, and Weyerhaeuser Company purchased our products for use in display modules manufactured by Weyerhaeuser. All sales and purchases were in the ordinary course of business. In August 2008, Weyerhaeuser Company sold its container board and packaging business to another company. As a result, we do not expect these sale and purchase transactions with Weyerhaeuser Company to continue in 2009.

David L. Shedlarz.  Mr. Shedlarz is a director of Pitney Bowes Inc. During 2008, we purchased or leased office supplies and equipment such as postage meters and copiers from Pitney Bowes Inc. All purchases and leases were in the ordinary course of business. We do not expect these transactions or amounts of payments to change materially in 2009.

Kenneth L. Wolfe.  Mr. Wolfe was formerly the Company’s Chairman of the Board and Chief Executive Officer. He retired on January 1, 2002. Mr. Wolfe again became a director in November 2007 and resigned as non-executive Chairman of the Board in February 2009. As a former director, Mr. Wolfe participates in the Directors’ Charitable Award Program, which is described in greater detail on page 21 of this proxy statement. As a retiree of the Company, Mr. Wolfe receives retiree life insurance, paid for by the Company. Throughout 2008, Mr. Wolfe and his wife were covered by a Medicare supplemental program, the cost of which was shared by the Company and Mr. Wolfe. Effective January 1, 2009, Mr. Wolfe and his wife are covered under a fully-insured Medicare advantage program, the cost of which is shared by the Company and Mr. Wolfe. These benefits are provided solely in connection with Mr. Wolfe’s service as a former director or his retirement and are not conditioned on his performance of future services to the Company.

Do our independent directors meet separately in regularly scheduled executive sessions, and, if so, who presides at those meetings?

Our independent directors meet regularly in executive session at the conclusion of every Board meeting, and at other times as the independent directors deem necessary. Each executive session is chaired by our Chairman of the Board. In the Chairman’s absence, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Governance Committee and Compensation and Executive Organization Committee also meet regularly in executive session at the conclusion of committee meetings. Additional information about executive sessions is contained in our Corporate Governance Guidelines. To learn more, please turn to page A-5 of Appendix A.

Can I communicate with directors?

You may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be addressed to the Audit Committee at the following address:

Audit Committee

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033-0810

You also may email the Audit Committee at auditcommittee@hersheys.com. Finally, you may submit your comments, confidentially and anonymously, if you desire, to the Audit Committee by calling the Hershey Concern Line at 1-800-362-8321 or by accessing the Hershey Concern Line website at www.HersheysConcern.com.

You may contact the independent directors at the following address:

Independent Directors

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033-0810

You also may email the independent directors at independentdirectors@hersheys.com or contact the independent directors using the Hershey Concern Line telephone number or website noted above.

Under the procedures approved by our Board, the Audit Committee will address communications in accordance with its Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing in the Investor Relations section of our website at www.hersheys.com. Communications to the Audit Committee and/or our independent directors are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the Audit Committee on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee, but copies are retained and made available to any director who wishes to review them.

How often did the Board meet in 2008?

The Board held six regular meetings and five special meetings in 2008. Each director attended at least 88% of all of the meetings of the Board and committees of the Board on which he served (during the period he served) in 2008. Average attendance for all of these meetings equaled 96%.

What is the Company’s policy regarding Board members’ attendance at the annual meeting?

Directors are expected to attend our annual meetings of stockholders. All of the nine directors standing for election at our 2008 annual meeting, held on April 22, 2008, were in attendance at that meeting.

What are the committees of the Board and what are their functions?

The Board has four standing committees: Audit, Compensation and Executive Organization, Governance, and Executive. The Board also establishes, from time to time, committees of limited duration for a special purpose. Our Corporate Governance Guidelines require that every member of the Audit Committee, Compensation and Executive Organization Committee and Governance Committee be independent.

Audit Committee	8 meetings in 2008

Members:

Charles B. Strauss (Chair)*

Robert F. Cavanaugh

Charles A. Davis

David L. Shedlarz (as of August 29, 2008)

*  Edward J. Kelly, III served as Chair of the Committee until his resignation from the Board on February 22, 2008. Charles B. Strauss became Chair of the Committee on February 28, 2008.

Independence:	The Board determined that all directors on this Committee are, or were during the time they served, independent under applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the Company’s Corporate Governance Guidelines.

Responsibilities:	Assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function;

Directly oversees and has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors;

Approves all audit and non-audit engagement fees and terms with the independent auditors; and

Administers our Procedures for Submission and Handling of Complaints Regarding Compliance Matters.

Charter:	A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Qualifications:	The Board has determined that all directors on this Committee are financially literate, that Messrs. Cavanaugh, Davis, Shedlarz and Strauss, being all of the members of the Audit Committee, qualify as “audit committee financial experts” as defined in SEC regulations, and that each has accounting or related financial management expertise.

Compensation and Executive Organization Committee	7 meetings in 2008

Members:	Arnold G. Langbo (Chair) Robert F. Cavanaugh James E. Nevels Charles B. Strauss

Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Establishes the compensation of the Company’s elected officers (other than the Chief Executive Officer);

Evaluates the performance of and recommends to the independent directors of the full Board as a group the compensation of the Company’s Chief Executive Officer;

Reviews and recommends to the full Board the form and amount of director compensation;

Grants performance stock units, stock options, restricted stock units and other rights under the Long-Term Incentive Program of the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”), or any successor plan;

Establishes target-award levels and makes awards under the Annual Incentive Program of the Incentive Plan;

Administers the Incentive Plan;

Monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders’ interests;

Reviews the executive organization of the Company; and

Monitors the development of personnel available to fill key management positions as part of the succession planning process.

Charter:	A current copy of the charter of the Compensation and Executive Organization Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

The Compensation and Executive Organization Committee recommends or establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee oversees. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board- and stockholder-approved Incentive Plan, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion. The Incentive Plan does not authorize our CEO to make grants to our executive officers.

During 2008, the Committee engaged Mercer (US) Inc. (“Mercer”), an executive compensation consultant, to provide independent assistance to the Committee with respect to the Committee’s development and refinement of our compensation policies and the Committee’s assessment of whether our compensation programs support our business objectives, are market competitive and are cost-efficient. The Committee engaged Mercer to succeed Towers Perrin, an executive compensation consulting firm who had provided such services to the Committee in prior years and did so during the first two months of 2008 when the Committee made decisions and took actions relating to 2008 director and executive officer compensation levels and awards.

Under its engagement letter with the Committee, Mercer has acknowledged that the firm works for the Committee while working with management to provide advice, counsel and recommendations that reinforce the Company’s business strategy, economics, organization and management approach. Mercer has provided and continues to provide services and products to the Company in addition to its work for the Committee, including services related to global compensation studies and surveys for various geographies. During 2008, the fees paid to Mercer for these additional services represented approximately 6% of the total fees payable to Mercer for work performed in 2008.

With respect to actions taken in the early part of 2008, Towers Perrin served as the Committee’s consultant. Additionally, the Company retained Marcella K. Arline, our former Chief People Officer who retired from the Company on December 31, 2007, as a consultant to provide compensation advice to the Committee in early 2008 pending the election of a new Chief People Officer.

As was the case in prior years, Towers Perrin prepared the following studies for use by the Committee in setting director and executive officer compensation.

•

Executive Compensation Market Competitiveness Study:  This study analyzed food manufacturing, processing and distribution industry compensation survey data for approximately 40 key positions and was drawn from the Towers Perrin Executive Compensation database.

•

Chief Executive Officer Proxy Compensation Study:  This study analyzed compensation for CEOs in Hershey’s public-company peer group, as reported in their proxy statements. The study reviewed information on base salary, annual incentive, long-term incentive and other compensation and benefits programs as directed by the Committee.

•

Board of Director Compensation Market Competitiveness Study:  This study analyzed competitive pay practices for boards of directors, including prevalent pay types and competitive pay levels for annual retainers, meeting fees and long-term compensation.

The Committee used this and other information provided by Towers Perrin, along with data supplied by our former Chief People Officer and/or the staff of the Company’s Total Compensation and Benefits Department, to reach an independent recommendation regarding compensation to be paid to our Chief Executive Officer in 2008. The Committee’s final recommendation was then given to the independent directors of our Board for review and final approval.

In establishing compensation levels and awards for executive officers other than our Chief Executive Officer in early 2008, the Committee took into consideration the recommendations of Towers Perrin, evaluations by our Chief Executive Officer and former Chief People Officer of each officer’s individual performance and Company performance. The Committee evaluated director compensation in early 2008 primarily on the basis of Towers Perrin’s Board of Director Compensation Market Competitiveness Study.

Beginning in March 2008, Mercer provided the Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program and financial performance. Mercer also assisted the Committee with the development of the 2009 annual incentive program and long-term incentive awards made to our executive officers and 2009 director compensation.

Please turn to page 38 for additional information regarding our executive compensation programs and page 19 for information regarding compensation of our directors.

Governance Committee	6 meetings in 2008

Members:

James E. Nevels (Chair)*

Thomas J. Ridge

LeRoy S. Zimmerman

*  Kenneth L. Wolfe served as Chair of the Governance Committee throughout 2008 and until his resignation from the Board on February 16, 2009. That same day, the Board appointed James E. Nevels to replace Mr. Wolfe as a member and Chair of the Committee.

Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Reviews and makes recommendations on the composition of the Board and its committees;

Identifies, evaluates and recommends candidates for election to the Board consistent with the Board’s membership qualifications;

Reviews and makes recommendations to the full Board on corporate governance matters, including the Company’s Corporate Governance Guidelines;

Administers the Company’s Related Person Transaction Policy as directed by the Board; and

Evaluates the performance of the full Board, its independent committees and each director.

Charter:	A current copy of the charter of the Governance Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Executive Committee	0 meetings in 2008

Members:

James E. Nevels (Chair)*

Arnold G. Langbo

Charles B. Strauss*

LeRoy S. Zimmerman

*  Kenneth L. Wolfe served as Chair of the Executive Committee throughout 2008 and until his resignation from the Board on February 16, 2009. As required by our Corporate Governance Guidelines, James E. Nevels assumed the role of Chair of the Executive Committee when he replaced Mr. Wolfe as Chair of the Governance Committee on February 16, 2009. Charles B. Strauss replaced Edward J. Kelly, III on this Committee following Mr. Kelly’s resignation from the Board on February 22, 2008 and upon Mr. Strauss’s appointment as Chair of the Audit Committee on February 28, 2008.

Responsibilities:

Manages the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session.

A subcommittee consisting of the independent directors on this Committee who are not affiliated with Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, reviews and approves in advance any transaction not in the ordinary course of business between the Company and any of these entities, unless the Board or Corporate Governance Guidelines specify a different approval process. Currently, our Corporate Governance Guidelines provide that such transactions will be reviewed and approved in advance by a special committee consisting of the directors elected by the holders of our Common Stock voting separately, and only in the absence of such directors will the subcommittee of this Committee approve such transactions.

Charter:	A current copy of the charter of the Executive Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

How are nominees for the Board selected?

The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. The Milton Hershey School Trust, our controlling stockholder, also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.

The Governance Committee considers recommendations from directors, stockholders (including the Milton Hershey School Trust) or other sources. Occasionally, the Governance Committee engages a paid third-party consultant to assist it in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants. The Governance Committee’s general policy is to have all members of the Committee interview prospective candidates before their nominations are approved by the Committee and recommended to the full Board.

Our Corporate Governance Guidelines describe the qualifications and skills sought by the Board of any Board nominee. Generally, the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole.

In reviewing the qualifications of prospective directors, the Board considers factors it deems appropriate, including the candidate’s:

•	Integrity;

•	Judgment;

•	Skill;

•	Diversity;

•	Ability to express informed, useful and constructive views;

•	Experience with businesses and other organizations of comparable size;

•	Ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings;

•	Experience and how it relates to the experience of the other Board members; and

•	Overall desirability as an addition to the Board and its committees.

The Board seeks individuals having knowledge and experience in such disciplines as finance, international business, marketing, information technology, human resources and consumer products.

The Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate must comply with certain procedures. We explained the procedures for nominating a director candidate at this year’s annual meeting in our 2008 proxy statement. If you are a stockholder and desire to nominate a director candidate at next year’s annual meeting, you must comply with the procedures for nomination set forth in the section entitled “Information About the 2010 Annual Meeting,” beginning on page 83.

Does the Board impose a maximum age limit for directors?

Our Corporate Governance Guidelines provide that directors will not be nominated for reelection after their 72 nd birthday. All of the directors standing for election at the 2009 annual meeting of stockholders, with the exception of Mr. Zimmerman, satisfied the applicable age requirement at the time of their nomination. In the case of Mr. Zimmerman, the Board elected to waive this requirement and nominated him to stand for election at the 2009 annual meeting for an additional one-year term.

DIRECTOR COMPENSATION

How are directors compensated?

The Company maintains a Directors’ Compensation Plan designed to:

•	Attract and retain highly qualified non-employee directors; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of their compensation in units representing shares of our Common Stock.

Directors who are employees of the Company receive no additional compensation for their service on our Board. Mr. West, our President and Chief Executive Officer, is the only employee of the Company who also served as a director and thus received no additional compensation for his Board service in 2008.

The Board targets non-employee director compensation at the 50th percentile of compensation paid to directors at a peer group of 15 food, beverage and consumer products companies representing our most direct competitors for director and executive talent. Information about this peer group is included in the Compensation Discussion and Analysis beginning on page 38. Each year, with the assistance of the Compensation and Executive Organization Committee and the Committee’s compensation consultant, the Board reviews the compensation paid to directors at these companies and establishes its compensation in accordance with its target.

As a result of its review in February 2008, the Board increased the compensation of our non-employee directors to the following schedule:

• Annual cash retainer	$80,000
• Annual restricted stock unit award	$120,000
• Annual cash fee for chairs of the Audit Committee, Compensation and Executive Organization Committee and Governance Committee	$10,000

Kenneth L. Wolfe became the non-executive Chairman of the Board effective January 1, 2008. Following review of competitive data relating to compensation paid to non-executive chairmen performing the expanded role undertaken by Mr. Wolfe, the Board established for him an increased annual cash retainer of $180,000. James E. Nevels, our current non-executive Chairman of the Board, also will be paid this increased annual cash retainer.

Annual Retainer and Committee Chair Fees

Non-employee directors may elect to receive all or a portion of the annual retainer in cash or Common Stock. Non-employee directors also may elect to defer receipt of the retainer or committee chair fees until the date their membership on the Board ends. Committee chair fees that are not deferred are paid only in cash. Non-employee directors desiring to defer some or all of the retainer or committee chair fees may invest the deferred amounts in two ways:

•

In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds, as selected by the director. These investment funds were selected from the mutual funds or other investment options available to all employees participating in our 401(k) Plan. Amounts invested in the cash account are paid only in cash.

•

In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.

Restricted Stock Units

Restricted stock units, or RSUs, were granted quarterly to non-employee directors on the first day of January, April, July and October 2008. The number of RSUs granted in each quarter was determined by dividing $30,000 by the average closing price of a share of our Common Stock on the New York Stock Exchange on the last three trading days preceding the grant date. RSUs awarded to non-employee directors in 2008 vest one year after the date of grant, or earlier, upon termination of the director’s membership on the Board by reason of retirement (termination of service from the Board after the director’s 60th birthday), death or disability, for any reason after a change in control, or such other circumstances as the Board may determine. Once vested, RSUs are paid to directors only in shares of Common Stock or, at the option of the director, deferred as common stock units under the Directors’ Compensation Plan until the director’s membership on the Board ends. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are paid currently in shares of Common Stock or deferred as common stock units together with RSUs the director has deferred. As of March 16, 2009, all of the non-employee directors, except Messrs. Cavanaugh and Nevels, had attained retirement age for purposes of the vesting of RSUs.

Other Compensation, Reimbursements and Programs

The Board occasionally establishes committees of limited duration for special purposes. The Board will consider paying additional compensation to non-employee directors who serve on special committees, generally $1,250 per meeting, if the special committee holds six or more meetings, each lasting one hour or more. No director received compensation for service on a special committee in 2008.

Prior to 1997, directors participated in our Directors’ Charitable Award Program. No directors have been added to the program since 1996 and our obligations under the program were not affected by the service of any director during 2008. Under the program, upon the participating director’s death, the Company makes a charitable gift to an educational institution designated by the director. The amount of the donation varies, depending upon the director’s length of service, with a maximum donation of $1 million after five years of service. One such gift, in the amount of $1 million, was made by the Company in 2008 following the death of a former director. As of December 31, 2008, there were 16 former directors and one then current director (Mr. Wolfe) who participated in the program for whom we are committed to make charitable contributions aggregating $16.8 million.

We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as all of our employees. Directors are also eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

We do not award stock options or maintain a non-equity incentive plan or defined benefit pension plan for our non-employee directors.

The following table and explanatory footnotes provide information with respect to the compensation paid or provided to the directors during 2008 in accordance with the policies and programs described above.

Director Compensation

2008

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Robert F. Cavanaugh	80,000	120,000	200,000
Charles A. Davis	80,000	120,000	200,000
Edward J. Kelly, III*	13,104	17,472	30,576
Arnold G. Langbo	90,000	120,000	210,000
James E. Nevels	80,000	120,000	200,000
Thomas J. Ridge	80,000	120,000	200,000
David L. Shedlarz**	27,174	40,761	67,935
Charles B. Strauss	88,407	120,000	208,407
Kenneth L. Wolfe***	190,000	120,000	310,000
LeRoy S. Zimmerman	80,000	120,000	200,000

*	Resigned from the Board on February 22, 2008

**	Joined the Board on August 29, 2008

***	Non-executive Chairman of the Board (resigned from the Board on February 16, 2009)

(1)	This column includes amounts paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. A director may choose to have his retainer and committee chair fee deferred in the form of cash or Common Stock until his membership on the Board ends. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on mutual funds or other investment options available to all participants in our 401(k) Plan or our Common Stock and, accordingly, the earnings credited during 2008 were not “above market” or “preferential” earnings.

The following table sets forth the portion of fees paid in cash or Common Stock, and the portion deferred with respect to retainers and fees earned during 2008:

	Immediate Payment			Deferred and Investment Election
Name	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Robert F. Cavanaugh	—	—	—	—	80,000	2,160
Charles A. Davis	80,000	—	—	—	—	—
Edward J. Kelly, III	13,104	—	—	—	—	—
Arnold G. Langbo	—	—	—	—	90,000	2,430
James E. Nevels	56,000	24,000	648	—	—	—
Thomas J. Ridge	—	—	—	—	80,000	2,160
David L. Shedlarz	27,174	—	—	—	—	—
Charles B. Strauss	8,407	—	—	80,000	—	—
Kenneth L. Wolfe	190,000	—	—	—	—	—
LeRoy S. Zimmerman	—	—	—	—	80,000	2,160

(2)	This column presents the dollar amount recognized as expense during 2008 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2008. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2008 was $120,000.

The following table provides information with respect to the number and market value of deferred common stock units and RSUs held by each director as of December 31, 2008, based on the $34.74 closing price of our Common Stock as reported by the New York Stock Exchange on December 31, 2008, the last trading day of the year. The information presented includes the accumulated value of each director’s common stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional common stock units on retainers and committee chair fees that have been deferred as common stock units and dividend equivalent units credited in the form of additional common stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Retainers and Committee Chair Fees Deferred to the Common Stock Unit Account as of December 31, 2008 ($)	Number of RSUs (#)	Market Value of RSUs as of December 31, 2008 ($)
Robert F. Cavanaugh	7,628	264,997	10,675	370,850
Charles A. Davis	—	—	3,599	125,029
Edward J. Kelly, III	—	—	—	—
Arnold G. Langbo	2,707	94,041	3,599	125,029
James E. Nevels	—	—	3,599	125,029
Thomas J. Ridge	2,186	75,942	3,599	125,029
David L. Shedlarz	—	—	1,090	37,867
Charles B. Strauss	—	—	3,599	125,029
Kenneth L. Wolfe	—	—	3,599	125,029
LeRoy S. Zimmerman	2,401	83,411	3,599	125,029

Have there been any changes to directors’ compensation since the end of 2008?

Following a review of competitive data, the Compensation and Executive Organization Committee recommended to the Board that no changes be made for 2009 to the annual compensation paid to our directors and non-executive Chairman of the Board. The Board concurred with this recommendation.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

How many directors are standing for election?

Nine directors are to be elected at the annual meeting. Each director is expected to serve until the next annual meeting and until his or her successor has been elected and qualified.

Which of the nominees currently serve on the Board?

Each of the nominees is currently a member of the Board. Nominee David L. Shedlarz is standing for election by the stockholders for the first time at the 2009 annual meeting. Our Board elected Mr. Shedlarz a director on August 29, 2008 upon the recommendation of the Governance Committee. He was recommended to the Governance Committee by a third-party consultant retained by the Committee.

What happens if a nominee becomes unavailable for election?

If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.

Who are the nominees?

ROBERT F. CAVANAUGH, age 50, is Managing Director of DLJ Real Estate Capital Partners, Los Angeles, California, a subsidiary of Credit Suisse and a leading global investment banking firm. He has held that position since October 1999. He is a director of Hershey Trust Company and a member of the board of managers of Milton Hershey School. A Hershey director since 2003, he is a member of the Audit Committee and the Compensation and Executive Organization Committee.
_____________________

CHARLES A. DAVIS, age 60, is Chief Executive Officer of Stone Point Capital LLC, Greenwich, Connecticut, a global private equity firm. Mr. Davis has held that position since June 2005 when the firm was established. Prior to that, Mr. Davis was with MMC Capital, Inc., the private equity business of Marsh & McLennan Companies, Inc., serving as President from April 1998 to December 2002, Chief Executive Officer from January 1999 to May 2005 and Chairman from January 2002 to May 2005. He also served as a Vice Chairman of Marsh & McLennan Companies, Inc., a global professional services firm and the parent of MMC Capital, Inc., from September 1999 to May 2005. Mr. Davis is a director of AXIS Capital Holdings Limited and The Progressive Corporation. A Hershey director since 2007, he is a member of the Audit Committee.
____________________

ARNOLD G. LANGBO, age 71, retired in 2000 as Chairman of Kellogg Company, Battle Creek, Michigan, a producer of cereal and convenience foods. He held that position from January 1992 and also served as Chief Executive Officer from January 1992 until May 1999. He is a director of Johnson & Johnson, Whirlpool Corporation and Weyerhaeuser Company. A Hershey director since 2007, he chairs the Compensation and Executive Organization Committee and is a member of the Executive Committee. He has been nominated for election by the holders of the Common Stock voting separately as a class.
____________________

JAMES E. NEVELS, age 57, was elected the non-executive Chairman of the Board of Directors of The Hershey Company effective February 16, 2009. He is Chairman of The Swarthmore Group, Philadelphia, Pennsylvania, a minority-owned investment-advisory firm, which he founded in 1991. He is a director of Tasty Baking Company. He is also a director of Hershey Trust Company and a member of the board of managers of Milton Hershey School. A Hershey director since 2007, he chairs the Governance Committee and the Executive Committee and is a member of the Compensation and Executive Organization Committee.
____________________

THOMAS J. RIDGE, age 63, is President and Chief Executive Officer of Ridge Global, LLC, Washington, D.C., a global strategic consulting company. He has held that position since July 2006. From April 2005 to July 2006, he was President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Mr. Ridge was Secretary of the U.S. Department of Homeland Security. Prior to his service as Secretary of Homeland Security, he was Governor of Pennsylvania from 1995 to 2001. He is a director of Exelon Corporation and Vonage. A Hershey director since 2007, he is a member of the Governance Committee.
____________________

DAVID L. SHEDLARZ, age 60, retired in December 2007 as Vice Chairman of Pfizer Inc., New York, New York, a pharmaceutical, consumer and animal products health company. He held that position from July 2005. From January 1999 to July 2005, he was Pfizer’s Executive Vice President and Chief Financial Officer. He is a director of Pitney Bowes, Inc. and a member of the Teachers Insurance and Annuity Association Board of Trustees. A Hershey director since August 2008, he is a member of the Audit Committee.
____________________

CHARLES B. STRAUSS, age 66, retired in 2004 as President and Chief Executive Officer of Unilever United States, Englewood Cliffs, New Jersey, a primary business group of Unilever, the international food and home and personal care organization. He held that position from 2000. He is a director of Aegis plc and The Hartford Financial Services Group. A Hershey director since 2007, he chairs the Audit Committee and is a member of the Compensation and Executive Organization Committee and Executive Committee. He has been nominated for election by the holders of the Common Stock voting separately as a class.
____________________

DAVID J. WEST, age 45, was elected President and Chief Executive Officer of The Hershey Company, effective December 1, 2007. From October to November 2007, he was President of the Company; from January until October 2007, he was Executive Vice President, Chief Operating Officer; from January 2005 to January 2007, he was Senior Vice President, Chief Financial Officer and he continued to hold the position of Chief Financial Officer until July 2007 when his successor to that position was elected. He was Senior Vice President, Chief Customer Officer from June 2004 to January 2005 and was Senior Vice President, Sales from December 2002 to June 2004. Mr. West is a director of Tasty Baking Company. He has been a Hershey director since 2007.
____________________

LEROY S. ZIMMERMAN, age 74, is Senior Counsel, Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania, a national full service law firm. He has held that position since January 2002. He is a director of Hershey Trust Company and a member of the board of managers of Milton Hershey School. A Hershey director since 2007, he is a member of the Governance Committee and the Executive Committee.
____________________

What is the Board’s recommendation for voting on Proposal No. 1?

The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed above.

AUDIT COMMITTEE REPORT

To Our Stockholders:

Our role as the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and the Company’s internal audit function.

Our Committee operates under a written charter that was last amended and restated by the Board on February 17, 2009. The charter may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Our duties as a Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:

Management

•	Preparing the Company’s financial statements;

•	Establishing effective financial reporting systems and internal controls and procedures; and

•	Reporting on the effectiveness of the Company’s internal control over financial reporting.

Internal Audit Department

•	Independently assessing management’s system of internal controls and procedures; and

•	Reporting on the effectiveness of that system.

Independent Auditors

•	Auditing the Company’s financial statements;

•	Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and

•	Annually auditing the effectiveness of the Company’s internal control over financial reporting.

We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2008, with the SEC, we also:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•

Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; and

•	Discussed with the independent auditors their independence from the Company.

We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as a Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In carrying out our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as a Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 20, 2009.

Submitted by the Audit Committee of the Company’s Board of Directors:

Charles B. Strauss, Chair

Robert F. Cavanaugh

Charles A. Davis

David L. Shedlarz

INFORMATION ABOUT OUR INDEPENDENT AUDITORS

Who are the Company’s current independent auditors?

KPMG LLP, an independent registered public accounting firm, has audited the Company’s financial statements since May 10, 2002.

What were KPMG LLP’s fees for professional services to the Company in fiscal years 2007 and 2008?

KPMG LLP’s fees were as follows:

For the Fiscal Year Ended December 31,	2008	2007
Audit Fees	$2,572,000	$2,375,000
Audit-Related Fees(1)	230,217	183,000
Tax Fees(2)	63,558	31,500
All Other Fees	—	—

Total Fees	$2,865,775	$2,589,500

(1)	Fees associated primarily with services related to the auditing of employee benefit plans and securities offering procedures.

(2)	Fees pertaining primarily to assistance with the preparation of tax returns for the Company’s foreign subsidiaries.

What is the Audit Committee’s policy regarding pre-approval of audit and non-audit services performed by the Company’s independent auditors?

The Audit Committee pre-approves all audit and non-audit services performed by KPMG LLP. The Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting. Under ordinary circumstances, the Committee will authorize KPMG LLP to perform only the following types of non-audit services:

•	Audit-related services that only the Company’s independent auditors may perform (such as securities offering comfort letters and accountants’ consents);

•	Benefit plan audits;

•	Tax services for statutory audits or filing assistance;

•

Audits to assure that certain required procedures are being complied with (including, for example, assuring that the Company and its contractual counter parties are complying with provisions of licenses or other contracts); and

•	Translation services to support foreign audits.

The Audit Committee pre-approved all services provided by KPMG LLP in 2008.

PROPOSAL NO. 2 – APPOINTMENT OF INDEPENDENT AUDITORS

What is the Board proposing?

The Board is proposing that you ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors for 2009. The Audit Committee and the Board consider KPMG LLP to be well-qualified for that role.

Is stockholder ratification necessary or required?

The Audit Committee is not required to obtain stockholder ratification of its appointment of KPMG LLP. However, the Audit Committee recommended to the Board that stockholders be given the opportunity to vote on KPMG LLP’s appointment at the annual meeting.

What will happen if the appointment of KPMG LLP is not ratified by the stockholders?

If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent auditors for 2009, the Audit Committee will reconsider its appointment.

How many votes will be required for ratification?

KPMG LLP’s appointment as the Company’s independent auditors for 2009 will be considered ratified if the holders of record of the Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting cast more votes for the proposal than against the proposal.

Will representatives of KPMG LLP attend the annual meeting?

Representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement, if they so desire, and will respond to questions.

What is the Board’s recommendation for voting on Proposal No. 2?

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 2.

OWNERSHIP OF THE COMPANY’S SECURITIES

When are shares “beneficially owned”?

Shares are beneficially owned when a person has voting or investment power over the shares or the right to acquire voting or investment power within 60 days. Voting power is the power to vote the shares. Investment power is the power to direct the sale or other disposition of the shares.

What information is presented in the following table?

This table shows the number of Company shares beneficially owned by:

•	Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of the dates indicated; and

•

Our directors, the executive officers named in the Summary Compensation Table on page 56 (we refer to these officers as “named executive officers”), and all directors and executive officers as a group, as of March 2, 2009.

Unless we have indicated otherwise in a footnote, the individuals and entities listed in the table have voting and investment power over the shares listed.

Holder	Common Stock(1)	Exercisable Stock Options(2)	Percent of Common Stock(3)	Class B Common Stock	Percent of Class B Common Stock(4)

Milton Hershey School Trust(5) Founders Hall Hershey, PA 17033	12,513,321	—	7.5	60,612,012	99.8
Hershey Trust Company(5) 100 Mansion Road Hershey, PA 17033
Capital World Investors(6) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	16,977,500	—	10.2	—	—
The Income Fund of America, Inc.(6) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	10,821,000	—	6.5	—	—
T. Rowe Price Associates, Inc.(7) 100 East Pratt Street Baltimore, MD 21202	14,853,892	—	8.9	—	—
Hershey Trust Company(5)	709,897	—	**	—	—
Humberto P. Alfonso	2,736	31,038	**	—	—
John P. Bilbrey	6,335	108,659	**	—	—
Michele G. Buck	3,502	48,815	**	—	—
Robert F. Cavanaugh*	1,000	—	**	—	—
Charles A. Davis*	1,908	—	**	—	—
Arnold G. Langbo*	2,908	—	**	—	—
James E. Nevels*	2,834	—	**	—	—
Thomas J. Ridge*	—	—	**	—	—
David L. Shedlarz*(8)	—	—	**	—	—
Burton H. Snyder	18,874	95,902	**	—	—
Charles B. Strauss*	200	—	**	—	—
David J. West*	43,154	313,149	**	—	—
LeRoy S. Zimmerman*	—	—	**	—	—
All directors and executive officers as a group (20 persons)	115,261	907,774	**	—	—

*	Director

**	Less than 1%

(1)	Amounts listed for executive officers include shares of Common Stock allocated by the Company to the officer’s account in The Hershey Company 401(k) Plan under section 401(k) of the Internal Revenue Code. Amounts listed also include the following restricted stock units that will vest within 60 days of March 2, 2009 and for which the holder has requested immediate payment:

•	RSUs held by directors:

Charles A. Davis	941
Arnold G. Langbo	941
James E. Nevels	941

•	250 RSUs held by an executive officer who is not a named executive officer.

(2)	This column reflects stock options that were exercisable by the named executive officers and the executive officers as a group on March 2, 2009, as well as the following stock options that will become exercisable within 60 days of March 2, 2009:

•	Stock options held by the named executive officers:

Humberto P. Alfonso	3,700
John P. Bilbrey	6,188
Michele G. Buck	9,450
Burton H. Snyder	5,638
David J. West	14,063

•	29,082 stock options held, in the aggregate, by five executive officers who are not named executive officers.

(3)	Based upon 166,295,763 shares of Common Stock outstanding on March 2, 2009, unless indicated otherwise in a footnote.

(4)	Based upon 60,710,908 shares of Class B Common Stock outstanding on March 2, 2009.

(5)	Reflects stockholdings as of March 2, 2009. For more information about the Milton Hershey School Trust, Hershey Trust Company and the voting of these securities, please turn to page 36.

(6)	Information regarding Capital World Investors and its beneficial holdings was obtained from a Schedule 13G filed with the SEC on February 13, 2009. The filing indicated that, as of December 31, 2008, Capital World Investors had sole voting power over 171,500 shares, and sole investment power over 16,977,500 shares, of Common Stock and that 16,977,500 shares represented 10.2% of our Common Stock outstanding on that date. Capital World Investors disclaimed beneficial ownership over these shares on the basis that it is a beneficial holder solely because its affiliate, Capital Research and Management Company, acts as an investment advisor and manages equity assets for various investment companies, including The Income Fund of America, Inc., an investment company registered under the Investment Company Act of 1940. The Income Fund of America, Inc. joined in the Schedule 13G filing with Capital World Investors under an agreement to file a joint statement on Schedule 13G and reported that it had sole voting power over 10,821,000 shares, that it had investment power over no shares, and that 10,821,000 shares represented 6.5% of our Common Stock outstanding on December 31, 2008.

(7)	Information regarding T. Rowe Price Associates, Inc. and its beneficial holdings was obtained from a Schedule 13G filed with the SEC on February 13, 2009. The filing indicated that, as of December 31, 2008, T. Rowe Price Associates, Inc. had sole voting power over 3,017,820 shares, and sole investment power over 14,853,892 shares, of Common Stock and that 14,853,892 shares represented 8.9% of our Common Stock outstanding on that date. The filing indicated that these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. T. Rowe Price Associates, Inc. has informed us that, for purposes of the reporting requirements of the Securities Exchange Act of 1934, it is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)	Our Board elected Mr. Shedlarz a director on August 29, 2008.

Do the stockholders listed in the beneficial ownership table above hold additional Company securities not reflected in that table?

Our directors and named executive officers hold certain unvested or deferred common stock units that we are not permitted to show in the beneficial ownership table above. The SEC prohibits us from including these units in the beneficial ownership table because the units will not convert to actual shares of Common Stock over which the holder will have voting or investment power within the required 60-day period. If and when these units convert to Common Stock shares, they will convert on a one-for-one basis and the holder will become the beneficial owner of the Common Stock shares.

We have added the table below to show the common stock unit holdings of each of the directors and named executive officers on March 2, 2009. These holdings appear under the column entitled “Shares Underlying Common Stock Units.” For ease of reference, we also have included in the table the number of Common Stock shares beneficially owned by these persons, as set forth in the beneficial ownership table above, and the total number of Common Stock shares beneficially owned and common stock units held on March 2, 2009.

Holder	Beneficially Owned Common Stock	Shares Underlying Common Stock Units(1)	Total
Humberto P. Alfonso	2,736	16,689	19,425
John P. Bilbrey	6,335	37,721	44,056
Michele G. Buck	3,502	11,700	15,202
Robert F. Cavanaugh*	1,000	19,164	20,164
Charles A. Davis*	1,908	2,552	4,460
Arnold G. Langbo*	2,908	5,259	8,167
James E. Nevels*	2,834	2,552	5,386
Thomas J. Ridge*	—	6,646	6,646
David L. Shedlarz*	—	1,952	1,952
Burton H. Snyder	18,874	10,000	28,874
Charles B. Strauss*	200	4,460	4,660
David J. West*	43,154	—	43,154
LeRoy S. Zimmerman*	—	6,860	6,860

*	Director

(1)	Common stock units not beneficially owned include the following:

•	Unvested restricted stock units, or RSUs, granted on or before March 2, 2009 to the named executive officers under the Incentive Plan;

•	Unvested RSUs granted on or before March 2, 2009 to our directors under the Directors’ Compensation Plan or the Incentive Plan;

•	Common stock units deferred by the named executive officers under the Company’s Deferred Compensation Plan; and

•	Common stock units deferred by the directors under the Directors’ Compensation Plan.

You can find additional information about unvested RSUs and deferred common stock units held by directors in the Director Compensation section beginning on page 19. You also can find additional information about unvested RSUs and deferred common stock units held by the named executive officers in the Executive Compensation section beginning on page 38.

What is the Milton Hershey School Trust?

In 1909, Milton S. and Catherine S. Hershey established a trust (the “Milton Hershey School Trust”) having as its sole beneficiary Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee of the Milton Hershey School Trust.

What is the relationship of the Milton Hershey School Trust and Hershey Trust Company to The Hershey Company?

The Milton Hershey School Trust is our controlling stockholder. It will have the right to cast 7.5% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.0% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together. The board of directors of Hershey Trust Company, with the approval of the board of managers (governing body) of Milton Hershey School, decides how funds held by the Milton Hershey School Trust will be invested. The board of directors of Hershey Trust Company decides how shares of The Hershey Company held by the Milton Hershey School Trust will be voted.

As of the record date, Hershey Trust Company also held 320,897 shares of our Common Stock in its capacity as institutional fiduciary for 103 estates and trusts unrelated to the Milton Hershey School Trust. Hershey Trust Company also held 389,000 shares of our Common Stock as investments on that date. The board of directors or management of Hershey Trust Company decides how these shares will be invested and voted.

In all, Hershey Trust Company, as trustee for the Milton Hershey School Trust, as fiduciary for the individual estates and trusts noted above, and as direct owner of investment shares, will be entitled to vote 13,223,218 shares of our Common Stock and 60,612,012 shares of our Class B Common Stock at the annual meeting. Stated in terms of voting power, Hershey Trust Company will have the right to cast 8.0% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.0% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together at the annual meeting.

Our certificate of incorporation contains the following important provisions regarding Class B Common Stock and the Milton Hershey School Trust’s ownership of that stock:

•

All holders of Class B Common Stock, including the Milton Hershey School Trust, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.

•

All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if the Milton Hershey School Trust ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.

•

We must obtain the approval of the Milton Hershey School Trust before we issue any Common Stock or take any other action that would deprive the Milton Hershey School Trust of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

What is the governance structure of Milton Hershey School and Hershey Trust Company?

All of the outstanding shares of Hershey Trust Company are owned by the Milton Hershey School Trust. The members of the board of managers of Milton Hershey School are appointed by and from the board of directors of Hershey Trust Company. There are eight members of the board of directors of Hershey Trust Company. There are eight members of the board of managers of Milton Hershey School. Robert F. Cavanaugh, James E. Nevels and LeRoy S. Zimmerman, each a director of our Company, are members of the board of directors of Hershey Trust Company and board of managers of Milton Hershey School. Directors of Hershey Trust Company and members of the Milton Hershey School board of managers individually are not considered to be beneficial owners of the shares of Hershey Common Stock and Class B Common Stock held by the Milton Hershey School Trust.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and provides information and analysis of decisions we made concerning the compensation of Hershey’s executive officers. This information describes the process and considerations on which compensation is awarded to and earned by our executive officers and provides perspective on the tables and narrative that follow.

What material factors or events affected the executive compensation process and decision-making during 2008? What was the response to those factors and events?

During 2008 we continued the transformation of our operations and organization that began in 2007. Despite significant volatility in commodities prices, we made progress in implementing our consumer-driven demand model, increased levels of investment in advertising and promoting our brands and strengthened Hershey’s leadership position in the marketplace.

•

In November 2007, we announced the resignations of eight members of our Board of Directors and the election of eight new directors, and the appointment of a non-executive Chairman of the Board effective January 1, 2008.

•

Effective December 1, 2007, Mr. West assumed the position of President and Chief Executive Officer (CEO) following the announcement by Richard H. Lenny that he would be retiring from the Company at the end of 2007. During the second half of 2007, we promoted Mr. Alfonso to the position of Senior Vice President, Chief Financial Officer (CFO), Mr. Bilbrey to Senior Vice President and President, Hershey North America and Ms. Buck to Senior Vice President, Global Chief Marketing Officer. We also announced the retirement or resignation of two executive officers and in 2008 the election of three executive officers who joined Hershey from other companies. In view of the significant changes in our Board and executive team, the Compensation and Executive Organization Committee of our Board, which we refer to in this section as the Committee, approved retention awards for some of our executive officers during 2008.

•

In January 2008, we announced our full-year Company-wide results for 2007 which were below the financial targets established at the start of 2007. As a result, no payments based on Company-wide performance results were made to our CEO and other senior executives under our annual incentive program, or AIP, for 2007. Because our three-year financial results were also below target no performance stock unit, or PSU, payments were made to any of our senior executives under our long-term incentive program for the performance cycle that ended in 2007. The year 2007 marked the second year in a row for which Company-wide performance results generated no incentive payment for executive officers under our AIP.

•

In January 2008, we also announced our projection that performance in 2008 would reflect net sales growth in a range of 3% to 4% and a 9% reduction from 2007 in annual “diluted EPS from operations” which we define as diluted earnings per share excluding items affecting comparability as described beginning on page 19 of the 2008 Annual Report to Stockholders that accompanies this proxy statement. We announced that our expectation for 2008 diluted EPS from operations would be in a range of $1.85 to $1.90, that we would incur business realignment and impairment charges related to the global supply chain transformation program in the range of $0.37 to $0.42 per share, and that we projected an increase in reported earnings per share-diluted in the range of $1.43 to $1.53. We used these expectations in establishing the performance goals for the 2008 AIP and contingent target PSU awards made in February 2008.

•

During 2008, we increased prices and took other actions in response to rising commodity prices. In addition, we announced a renewed strategic plan and mission that enables a new consumer-centric approach and allocation of resources behind our core brands to combat contracting and changing consumer demand. Throughout the year we continued to gain traction in the marketplace by adding additional retail sales representatives and retail sales merchandisers to better service our retail customers. In January 2009, we announced full-year Company-wide results for 2008 that reflected improved marketplace momentum and were on target with our performance goals for sales, income, free cash flow and EPS. As these results were in line with our anticipated results, annual bonuses under our AIP were earned by our CEO and all other executive officers for the first time since 2005.

•

Despite on-target results for 2008, due to the shortfall in results in 2006 and 2007, no PSU payments were made to any of our senior executives under our long-term incentive program for the performance cycle that ended in 2008. In August 2008, we announced that we expect 2009 diluted EPS from operations to be below our long-term growth objective of 6% to 8% as a result of higher input costs and increased consumer investment. It is unlikely that our executive officers will receive any payment of performance stock units for the 2007-2009 PSU performance cycle, although we do anticipate a partial payment for the special two-year 2008-2009 PSU performance cycle.

•

During 2008, the Committee engaged Mercer (US) Inc., or Mercer, to serve as compensation consultant to the Committee and to work with management with respect to our executive and Board compensation programs. Mercer succeeded Towers Perrin, an executive compensation consulting firm which had provided such services to the Committee in prior years and did so during the first two months of 2008 when the Committee made decisions and took actions relating to 2008 executive officer compensation levels and awards. Throughout the latter half of 2008, with the assistance of Mercer, the Committee and management reviewed our executive compensation programs, including the design of our AIP and equity award programs in light of market trends, our updated strategic focus and outlook, and the peer groups used for benchmarking compensation and performance. In January and February 2009, at the conclusion of this review, we launched and implemented redesigned performance management and compensation programs to ensure alignment of our executives and all employees with our Company’s strategic goals.

Additional information and analysis regarding these events and actions is provided in the series of questions and answers below.

Who is responsible for our decision-making concerning executive compensation?

The Committee has primary responsibility for decision-making concerning our executive compensation program. Actions relating to our CEO’s compensation are approved by the independent members of the Board of Directors based on recommendations of the Committee.

What are the objectives of the Company’s executive compensation program?

We seek to create a strong alignment between Hershey’s executive officers and its stockholders. We use our compensation programs to support the Company’s business strategies, which aim to build stockholder value over the long term. We do this by:

•	Considering industry-specific and broader market practices to establish pay levels that attract, retain and motivate executive talent;

•	Tying the amounts paid or awarded to performance;

•	Setting goals under incentive plans by reference to one or more financial, strategic and organizational objectives, and linking the executives’ compensation to those measures;

•	Using our Common Stock for long-term incentive compensation to tie a significant amount of the executive officers’ total compensation to the market value of our Common Stock; and

•	Requiring stock ownership by all executives.

These actions are described in the discussion that follows.

What was the Company’s 2008 executive compensation program designed to reward?

We reward financial results. We link a significant amount of our executive officers’ pay to achievement of our financial goals. We use stock options, PSUs and restricted stock units, or RSUs, for long-term compensation. If we achieve strong financial performance relative to our goals and our stock price appreciates, our executives will earn significant rewards. If our stock price lags, compensation under these equity programs will be lower or eliminated. If our annual financial performance falls below our AIP target goals, our executives do not receive awards at target and may not receive any award at all. An executive officer’s performance rating can affect the level of his or her base salary as well as the target level of his or her incentive compensation awards. In addition, employees at all levels of the organization, including executive officers, continue to be evaluated for exemplifying our values.

What process does the Committee follow to implement the executive compensation program? How does the Committee use benchmarking in its decision-making?

The Committee operates under a charter approved by the Board of Directors and carries out the responsibilities outlined on pages 15 through 17. The Committee receives studies, reports and other information from its consultant, input from our CEO, and input and assistance from our Chief People Officer and the staff of the Company’s Total Compensation and Benefits Department to conduct an annual review of the Company’s executive compensation program. During the first quarter of 2008, following the retirement of Marcella K. Arline as the Company’s Chief People Officer at the end of 2007 and pending the election of a new Chief People Officer, the Company engaged Ms. Arline as a consultant to assist management in preparing for the Committee’s annual review of our executive compensation program for 2008.

For 2008, the annual compensation review included an analysis of survey data compiled by Towers Perrin, comparing the Company’s levels of executive compensation against a peer group of 45 consumer products companies and general industry companies in Towers Perrin’s compensation database that we call the Consumer Packaged Goods peer group, or “CPG peer group.” This peer group differed slightly from the CPG peer group used in 2007, in response to the Committee’s request that Towers Perrin revise the group to reflect consumer packaged goods and high velocity consumer products companies and to ensure regression analysis provided statistically valid size-adjusted data. We use these broad survey data sources because they provide us with industry-specific information regarding competitive pay levels not only for our executive officers, but also for employees throughout the organization. We use this information to assess, or benchmark, our compensation levels to those offered by other companies. A list of these companies appears on the following page. The following table provides information regarding the size of the companies in the CPG peer group relative to Hershey.

CPG Peer Group
Summary Statistics	Revenues (in millions of dollars)	Market Capitalization (in millions of dollars)
25th percentile	4,566	5,435
50th percentile	8,510	17,616
Average	14,972	38,446
75th percentile	16,345	40,830
Hershey (as of 12/31/2007)	4,947	8,946

Because Hershey’s revenues are lower than the median revenues of the CPG peer group, regression analysis is used to adjust the CPG peer group compensation data for this difference.

In addition to the size-adjusted CPG peer group survey data, Towers Perrin also provided the Committee with an analysis of the financial performance and compensation data for a subset of 15 food, beverage and consumer products companies within the larger CPG peer group. We refer to this smaller group as our “financial peer group” and they are identified by the asterisks in the table following this discussion. We use this group primarily for assessing our Company’s financial performance against the food, beverage and consumer products industry. These companies also represent a more focused set of companies with which we compete for executive talent. Since the companies in the financial peer group are generally larger than Hershey in terms of revenue and market capitalization, the compensation data for this group are used as secondary reference points for purposes of assessing Hershey’s compensation levels for our executive officers. We do not size-adjust these data because we use these data to assess the actual compensation levels available at the financial peer group companies.

Towers Perrin provided the Committee and Company with a report illustrating executive compensation levels at the size-adjusted 50th percentile and 75th percentile of the CPG peer group and the 50th percentile of the financial peer group. It is against these “benchmarks” that we compare the target compensation we set for our executive officers. At the beginning of 2008, the Committee received a report from Towers Perrin comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus value of long-term incentives) for each of the executive officers against these benchmarks. The Company targets each executive officer’s target total cash compensation and target total direct compensation levels to fall within the range of the size-adjusted 50th and 75th percentile of the CPG peer group data for his or her position. While the Company targets total executive compensation between the size-adjusted 50th and 75th percentile of the CPG peer group, the Committee’s final determinations reflect consideration of the Company’s and executive officer’s performance, internal comparisons and other factors.

Companies included in the 2008 CPG peer group and financial peer group are as follows:

Alcon Laboratories	Eastman Kodak	Nestlé USA
Anheuser-Busch Companies*	Ferrero USA	Novartis Consumer Health
Arby’s Restaurant Group	General Mills*	PepsiCo*
Avon Products	Gorton’s	Pernod Ricard USA
Bob Evans Farms	H.J. Heinz*	Procter & Gamble*
Burger King Holdings	Hormel Foods	Revlon
Cadbury-Schweppes North America*	J.M. Smucker	Reynolds American
Chiquita Brands International	Jack in the Box	Rich Products
Clorox*	Johnson & Johnson	S.C. Johnson & Son
Coca-Cola*	Kellogg*	Schwan’s
Colgate-Palmolive*	Kimberly-Clark	Starbucks
ConAgra Foods	Kraft Foods*	Unilever United States
Constellation Brands	Land O’Lakes	Wendy’s International
Dannon	McDonald’s	Wm. Wrigley Jr.*
Diageo North America	Molson Coors Brewing	Yum! Brands

*	Denotes financial peer group companies. The financial peer group also included Campbell Soup, Dean Foods and Sara Lee but data from these three companies were not available at the time of the Committee’s review.

As discussed above, as a result of the review conducted at the start of 2008, the Committee approved adding 13 companies and deleting 14 companies from the 2007 CPG peer group as follows:

Additions		Deletions
Alcon Laboratories	Ferrero USA	Altria Group	Jarden
Arby’s Restaurant Group	Gorton’s	American Standard	Lafarge North America
Avon Products	Hormel Foods	Avery Dennison	Masco
Bob Evans Farms	Jack in the Box	Black & Decker	Mission Foods
Burger King Holdings	Pernod Ricard USA	Darden Restaurants	Nike
Constellation Brands	Revlon	Hasbro	Sherwin-Williams
Dannon		Interstate Brands	VF Corporation

What other information does the Committee consider when making executive compensation decisions? Do accounting and tax rules play a role?

In addition to survey and other data relating to the competitive landscape, the Committee reviews much of the information reflected on pages 56 through 79 of this proxy statement. The Committee considers this information when it makes compensation decisions.

An important factor in the Committee’s deliberations is the anticipated cost of the various components of executive compensation. The accounting treatment for an award is taken into consideration in the design and implementation of the annual and long-term incentive programs.

Section 162(m) of the Internal Revenue Code (Code) limits our ability to deduct certain compensation in excess of $1 million paid to our CEO or to other named executive officers. This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” The Committee has considered the effect of section 162(m) on the Company’s executive compensation program. It is the Committee’s opinion that, in administering the “performance-based” components of the Company’s executive compensation program (the AIP, stock options and PSUs described below), it will attempt to satisfy the requirements for deductibility under section 162(m). However, the Committee is authorized to exercise discretion in determining payments in relation to levels of achievement of performance goals and believes that the total compensation program for executive officers should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, some compensation may exceed the limitations or not meet the requirements for deductibility under section 162(m).

Section 409A of the Code prescribes certain rules and limitations upon the operation of our deferred incentive and other compensation plans. Failure to comply with these rules could subject participants in those plans and programs to additional income tax and interest penalties. During 2008, we updated our plans and programs to the extent we believe necessary for compliance with section 409A, based on rules and interpretations relating to section 409A as published through the end of the year.

What are the individual components of the executive compensation program and why does the Company choose to pay them? How are the amounts for each component of executive compensation determined?

Our executive compensation program includes three key components: base salary and benefits, an annual cash incentive program and a long-term incentive program consisting of stock-based awards. The total compensation package provided by the Company (including pension benefits, supplemental retirement benefits, and other benefits) is considered by the Committee when determining each component of an executive officer’s compensation.

Base salary and related benefits are the foundation of the overall pay package. We set base salaries and establish benefit programs primarily to attract and retain executives with proven skills and leadership abilities that will enable us to be successful. Annual and long-term incentives – variable or “at-risk” pay – play an important role in motivating executive performance and in aligning executive pay opportunities with the interests of stockholders. The variable or at-risk elements are designed to reward the achievement of both short- and long-term goals. The long-term incentives link a significant portion of each executive officer’s total compensation directly to long-term Company performance versus internal objectives, to individual performance evaluations, and to relative total stockholder return. At the executive officer level, at-risk pay often will represent 60% to 80% of the executive’s total target compensation.

Base Salary

We set the initial base salary for a new executive officer based upon an evaluation of his or her responsibilities and experience, as well as upon the salaries paid by other companies for comparable executive talent and the salary necessary to recruit the individual to Hershey. We apply a similar approach when adjusting an executive’s salary in response to a promotion or significant change in job responsibilities.

Salary reviews for incumbent officers are generally conducted at the beginning of each year and each officer’s salary is benchmarked against the range of the 50th to 75th percentile of the salary level for the comparable position at the companies in our size-adjusted CPG peer group. Salary adjustments, if any, are made after considering peer group comparisons, as well as Company performance against financial goals and individual executive performance as evaluated by the

Committee and independent members of the Board, in the case of our CEO, or by the CEO in the case of other members of the leadership team. If an executive officer has responsibility for a particular business unit, the business unit’s financial results will also be strongly considered.

Each executive’s base salary was targeted to be at the 50th percentile level of his or her counterparts in the size-adjusted CPG peer group. Our review at the beginning of 2008 indicated that base salary levels for Mr. West and Mr. Bilbrey were consistent with or slightly below this target, reflecting the fact that each was recently promoted into his position and Ms. Buck’s base salary was consistent with the targeted range for her position. Accordingly, no adjustments were made to their salaries at the beginning of the year, although the Committee requested a mid-year review of their base salaries following receipt of more recent data. The Committee approved increases in Mr. Alfonso’s base salary to $500,000 and Mr. Snyder’s base salary to $485,000 to better align their salaries within the targeted salary range. On June 3, 2008, the Committee approved an adjustment in base salary for Mr. Bilbrey. The adjustment increased Mr. Bilbrey’s salary from $475,000 to $550,000 as a result of updated benchmarking of his position as the North American business he heads represents a very significant portion of our total revenue. See Column (c) of the Summary Compensation Table on page 56 for information regarding the base salary earned by each of our named executive officers during 2008.

Annual Incentive Program

Our executive officers, as well as other key managerial and professional employees, are eligible to receive an annual cash incentive award under the annual incentive program, or AIP, of the stockholder-approved Equity and Incentive Compensation Plan, which we refer to in this section as the EICP or Incentive Plan.

Our philosophy in setting AIP objectives is to link, where appropriate, the executive’s payout opportunity directly to measures he or she can affect most directly. Our CEO and all executive officers reporting directly to him (including the named executive officers) have common financial objectives tied to total Company performance consistent with their responsibility to manage the entire Company and not specific business units. The Committee emphasizes a limited number of goals to better focus actions on identified, strategic business objectives. Performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions. Year-over-year performance is emphasized with performance targets set to reflect market and business conditions. Little or no incentive compensation is payable for missing targets, and a high degree of leverage is included to motivate and reward above-target performance.

In 2008, participating executive officers were eligible to earn individual awards, expressed as a percentage of base salary, for meeting performance objectives. The percentages for meeting target performance levels were 60% for Mr. Snyder, 60% for Ms. Buck, 65% for Mr. Bilbrey (increased to 75% in June 2008), 70% for Mr. Alfonso and 100% for Mr. West. The Committee approved the increase in Mr. Bilbrey’s annual incentive target to 75% of base salary in June 2008 following benchmarking of his position by Mercer. In determining the target percentage for each of the executive officers, the Committee compared the level of total target cash compensation (base salary and target AIP percentage) to the benchmark range of the size-adjusted 50th to 75th percentile level of his or her counterparts in the CPG peer group.

The final award which is earned under the AIP by participating executive officers is determined by multiplying the executive officer’s base salary, the applicable target percentage, and a performance score based on Company performance against the established performance goals. These performance goals are established at the beginning of each year by the Committee.

Separate business unit performance objectives are also established at the beginning of each year by the Committee for key business unit managerial and professional employees participating in AIP. If performance scores exceed the objectives for financial measures, an individual executive officer might receive more than his or her target percentage and, if scores are below target, the executive’s AIP payout will be below his or her target percentage, subject to no award if performance is below threshold levels. For executive officers the maximum potential performance score for 2008 was 200%.

In establishing the 2008 AIP, the Committee determined that the metrics for our executive officers’ AIP awards would be based in full upon achievement of corporate financial objectives, with payments determined by the Committee in keeping with our “pay for performance” compensation philosophy. The corporate performance objectives for 2008 AIP participants were centered around the following targets: diluted EPS from operations of $1.90 (weighted 40%), consolidated net sales of $5.13 billion (weighted 40%) and free cash flow of $125.0 million (weighted 20%). The targets were based on the Company’s 2008 business plan and goals, which called for diluted EPS from operations of $1.85 to $1.90 and net sales growth of 3% to 4%. The Committee’s use of free cash flow as a measure was new in 2008, reflecting a continued emphasis on working capital improvement and cash required for capital investments in 2008, including those associated with its global supply chain transformation program. Free cash flow, defined as cash from operations, excluding cash flows associated with derivative instruments, less capital expenditures and dividends, replaced earnings from operations before interest and taxes, or EBIT, as a metric.

Our financial performance during 2008 of $1.88 diluted EPS from operations, net sales of $5.13 billion and free cash flow of $253.1 million resulted in a combined performance score of 112.84% against the established performance goals. Accordingly, each of the named executive officers received a payment under the AIP for 2008. Based on the Company’s results in 2008 the Committee recommended to the independent directors as a group that Mr. West’s 2008 AIP be approved at a level equal to his target award times the Company’s performance score of 112.84% or $1,128,400. The independent directors approved the Committee’s recommendation. See Column (g) of the Summary Compensation Table on page 56 for information relating to the amount of AIP payments made to the named executive officers.

Long-Term Incentive Program

To date, we have used awards of performance stock units, or PSUs, stock options and restricted stock units, or RSUs, to provide long-term incentive compensation. These awards are made under the long-term incentive program of the Incentive Plan. The Committee customarily awards the long-term incentive awards, including stock options, to executive officers and various other management and professional employees in February of each year, two to three weeks after the release of fourth quarter and full-year results in late January.

The Committee determines the amount of long-term incentive awards made to an executive officer by comparing the executive’s target total direct compensation (the sum of base salary, target AIP award and the value of the long-term incentive award) to the 50th to 75th percentile level of target total direct compensation of his or her counterparts in the size-adjusted CPG peer group. In determining the value of the long-term incentive awards, the Committee values PSUs and RSUs using the fair market value of our Common Stock at the time of award and values stock options using the value of the stock options at the date of grant as determined for financial reporting purposes (the Black-Scholes value). Overall, after taking into account the long-term incentive awards made in 2008, the target total direct compensation of our executive officers approximated or was slightly below the 50th percentile of total direct compensation of executives employed by the size-adjusted CPG peer group in similar positions.

Performance Stock Units.  PSUs are granted to those executive officers and other senior officers in a position to affect the Company’s long-term results. PSUs have been awarded annually and are earned based upon the Company’s performance over a three-year cycle. Each year begins a new three-year cycle.

At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. This target is expressed as a percentage of the executive’s annual salary and determined as part of a total compensation package based on size-adjusted CPG peer group benchmarks. The PSU award generally represents one-half of the long-term incentive portion of that year’s target total direct compensation package.

At the end of each three-year cycle, the Committee reviews whether the Company has achieved the established performance objectives to determine the percentage of the target number of PSUs earned. In determining whether performance objectives have been achieved, specific adjustments may be made by the Committee to the Company’s performance to take into account extraordinary or unusual items occurring during the cycle. The Committee did not make any specific adjustments with respect to PSUs during 2008.

The performance objectives for the three-year 2006-2008 performance cycle were based upon two metrics:

(1)	The Company’s three-year compound annual growth in diluted EPS from operations, measured against the median three-year compound annual growth in diluted EPS from operations of the 2006 financial peer group; and

(2)	The cumulative three-year improvement in the Company’s economic return on invested capital, or E-ROIC, measured against an internal target.

The Company’s financial performance during the 2006-2008 performance cycle resulted in a compound annual decline in diluted EPS from operations of 6.09%. When compared with the annual growth rate in diluted EPS from operations of the 2006 financial peer group, this performance fell below the threshold level required to earn an award for the 2006-2008 performance cycle. The three-year E-ROIC of 14.1% also fell below the threshold level for an award established at the start of the three-year cycle in 2006. As a result, management recommended and the Committee concurred that no payment with respect to the 2006-2008 PSU performance cycle would be made to Mr. West or any of our other executive officers. At the time of grant, the contingent target value of Mr. West’s 2006-2008 PSUs represented almost one-third of his target compensation for 2006. By approving no awards for the 2006-2008 PSU performance cycle, the Committee reinforced the Company’s “pay for performance” philosophy.

The performance objectives for the 2008-2010 performance cycle awarded during 2008 are centered around the following two equally-weighted measures: (i) the Company’s three-year compound annual growth in diluted EPS from operations measured against an internal target reflecting the anticipated decline in diluted EPS from operations in 2008 to a range of $1.85 to $1.90, a return to growth in 2009 and achievement of peer average growth of 7% in 2010; and (ii) the Company’s total stockholder return, or TSR, as measured by change in the market price of our Common Stock and dividends paid over the three-year period, compared against the median percentile TSR of the 2008 financial peer group. If target levels of performance for each measure are achieved, then 100% of the contingent target PSUs awarded will be earned. For maximum performance on both measures, the award payable will be 250% of the contingent target PSUs awarded. Performance that falls below threshold levels results in no payout under the program. In making the changes to use absolute and not relative diluted EPS from operations and relative

TSR as the performance measures, the Committee’s intent was to more directly align the long-term incentive compensation attributable to this PSU award to the financial performance of our Company and the returns obtained by our stockholders relative to the financial peer group. The required performance to earn the PSUs has been set to significantly reward achievement of above average relative TSR performance against the financial peer group and growth in diluted EPS from operations above anticipated growth rates, and significantly less than target for performance below the financial goals. The three-year cycle reinforces our objective to build and sustain stockholder value over the long term and serves to retain executive talent.

PSUs earned during the 2008-2010 three-year performance cycle are payable in shares of Common Stock. The actual value received by each executive will be dependent upon the market value of the shares at the end of the cycle and our performance during the three-year cycle. The value of each PSU awarded in 2008 for the 2008-2010 performance cycle was $39.38, based upon the average of the market closing prices of our Common Stock each trading day during December 2007.

In February 2008, the Committee approved additional contingent target PSU awards with a two-year 2008-2009 performance cycle. Awards were approved for all active executives participating in the 2007-2009 performance cycle. The special awards were made to aid in retention of these executive officers as the potential retention value of the 2007-2009 PSUs was diminished in light of the Company’s 2007 financial performance. The 2008-2009 performance cycle PSU awards are based on achieving two-year compound annual growth in diluted EPS from operations in line with the upper end of the expected diluted EPS range of $1.85 to $1.90 for 2008, coupled with improvement in 2009. The maximum payout from the cycle is 150% of target. To prevent possible duplication, any PSUs earned under the original 2007-2009 performance cycle will reduce the total PSUs earned for the 2008-2009 performance cycle.

As a condition to receiving the additional contingent target PSU award for the 2008-2009 performance cycle, the executive officers were required to sign an Executive Confidentiality and Restrictive Covenant Agreement, or ECRCA. The terms of the ECRCA prohibit the executive from disclosing the Company’s confidential information, competing with the Company in specific markets for a period of 12 months following termination of the executive’s employment, recruiting or soliciting the Company’s employees, or disparaging the Company’s reputation in any way. Mr. West was not required to sign the ECRCA because he is bound by non-disclosure, non-competition, non-solicitation and non-disparagement provisions under his employment agreement. See Columns (f), (g) and (h) of the Grants of Plan-Based Awards table on page 60 for more information about the PSUs awarded in 2008.

Stock Options.  Another important element of our long-term incentive compensation program is stock options. Stock options are designed to align the interests of executives with those of stockholders. Stock options generally are awarded annually to the Company’s senior executive group as well as to other key managerial and professional employees. Stock options entitle the holder to purchase a fixed number of shares of Common Stock at a set price during a specified period of time. Because stock options only have value if the value of our Common Stock increases, they encourage efforts to enhance long-term stockholder value.

The Committee sets guidelines for the number of stock options to be awarded based on the target total direct compensation package established in relation to the competitive compensation data. In 2008, the number of stock options awarded to our executive officers was determined by multiplying base pay by the “market-competitive option target level,” divided by the Black-Scholes value. The “market-competitive option target level” for each executive officer position is targeted to be one-half of the recipient’s long-term incentive compensation target award. The value of an option is determined using the Black-Scholes option-pricing model, as described in Note 16 of the Consolidated Financial Statements contained in the 2008 Annual Report to Stockholders that accompanies this proxy statement. The actual number of options awarded may vary from the target level based on an executive’s individual performance evaluation.

Stock options awarded in 2008 vest in equal increments over four years and have a 10-year term. As required by the Incentive Plan approved by the stockholders at the 2007 annual meeting of stockholders, the options awarded in 2008 have an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the date of award.

Stock options are awarded annually under the Incentive Plan to all eligible recipients; however, the Committee may elect not to award stock options in a given year. In addition, in order to have flexibility to provide equity awards as recruitment, retention, performance recognition or promotion awards, the Committee is authorized under the Incentive Plan to establish a stock option pool, an RSU pool and a separate CEO discretionary equity pool (described below) for use by our CEO for such purposes. The pools are available for use for approximately 12 months from the date established and the Committee determines whether to establish any or all of these three pools annually. Options and RSUs remaining in any pool at the end of the period do not carry over to any pool established by the Committee for a subsequent period.

At the beginning of 2008, the number of stock options allocated to the stock option pool was 15% of the aggregate number of options included in the annual award. The Committee also authorized the CEO to award stock options or RSUs (as discussed below) during the year from the CEO discretionary equity pool established for recruitment or retention purposes up to an aggregate value to the recipients (as measured at the time of grant), of $2 million, in addition to the stock option and RSU pool amounts established at the beginning of 2008. Recipients of awards from the CEO discretionary equity pool were permitted to select a mix of options and/or RSUs equaling the value of the award. The value of option awards made from the pools is determined using the value determined for financial reporting purposes (the Black-Scholes value). The CEO may not make discretionary awards from any pool to the Company’s executive officers. Stock option and RSU awards from the CEO pools as well as awards from the CEO discretionary equity pool are made one time per month according to an annually pre-determined schedule and the exercise price for the options is based on the closing price of our Common Stock on the date of the award. Individual awards in any month may not exceed 7,500 stock options or 5,000 RSUs without further approval by the Chairman of the Committee.

See Column (f) of the Summary Compensation Table, Columns (j) through (l) of the Grants of Plan-Based Awards table, Columns (b) through (f) of the Outstanding Equity Awards table and Columns (b) and (c) of the Option Exercises and Stock Vested table for more information on stock options awarded to the named executive officers.

Restricted Stock Units.  The Committee awards RSUs from time to time as special incentives. RSUs also are awarded to replace compensation forfeited by newly-hired executive officers and key managers of the Company upon leaving a prior employer to join Hershey. Each RSU awarded under the Incentive Plan represents a value equal to that of a share of Common Stock. RSUs awarded as special incentives vest if the award recipient remains in the Company’s employment for a prescribed period of time.

At the time of award, the Committee determines if an RSU award is payable upon vesting in shares of Common Stock, net of applicable taxes, or if recipients may elect to receive payment for vested RSUs in cash or in shares of Common Stock, net of applicable taxes. The value for financial reporting purposes of an RSU payable in shares is based upon the closing price of the Common

Stock on the New York Stock Exchange on the grant date. The value for financial reporting purposes of an RSU payable in cash or shares is adjusted based upon the closing price of the Common Stock on the New York Stock Exchange at the end of each fiscal quarter.

During 2008, we made special RSU awards to certain executives. Mr. Snyder received a special award of 10,000 RSUs in June 2008 in recognition of his expertise and leadership in ongoing Company operations and the desire for him to delay his retirement and continue with the Company during the ongoing transformation. This award will vest in 50% increments in December 2009 and 2010, subject to Mr. Snyder’s continued employment through these dates. In addition, concurrent with the evaluation of Mr. Bilbrey’s compensation in June 2008, the Committee made a special award of 15,000 RSUs to Mr. Bilbrey which will vest in equal proportions over the next four years.

As described in the discussion of stock options, the Committee is authorized under the Incentive Plan to allocate a pool of RSUs for our CEO to use as recruitment, retention, performance recognition or promotion awards. The Committee determines whether to establish an RSU pool annually. The Committee authorized a pool of up to 70,000 RSUs for 2008. In addition, RSUs may also be awarded from the CEO discretionary equity pool established for recruitment or retention purposes. The CEO may not make discretionary awards from any of the pools to the Company’s executive officers. RSUs remaining in the pool at the end of the period do not carry over to any pool established by the Committee for a subsequent period.

Retirement Benefits

Executive officers participate in the same defined benefit pension and defined contribution 401(k) plans as do other salaried employees of the Company. Because the Internal Revenue Code rules do not permit the Company to use base salary and other compensation paid above certain limitations in determining the benefits earned by the executive officers under tax-qualified plans, the Company maintains a defined benefit Supplemental Executive Retirement Plan, or DB SERP, a defined contribution Supplemental Executive Retirement Plan, or DC SERP, and a Deferred Compensation Plan to provide these and additional benefits. The Company believes that the DB SERP, DC SERP and Deferred Compensation Plan help attract and retain executive talent, as similar plans are often components of the executive compensation programs within our financial peer group. The DC SERP was established as part of our Deferred Compensation Plan and is not a separate plan.

See the Pension Benefits table and accompanying narrative beginning on page 67 and the Non-Qualified Deferred Compensation table and accompanying narrative beginning on page 70 for more information regarding the DB SERP, DC SERP and retirement benefits.

Executive Perquisites

Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in our executive compensation. See Column (i) of the Summary Compensation Table for information regarding the perquisites received by our named executive officers.

In addition, our CEO and the other named executive officers are eligible to participate in our Gift Matching Program on the same basis as other employees, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more accredited colleges or universities on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

Employment and Separation Agreements

We have not entered into employment agreements with any named executive officer other than Mr. West.

We entered into an employment agreement with Mr. West in 2007 in connection with his promotion to President and CEO. We entered into the agreement because the Committee and independent members of the Board determined that doing so was appropriate in light of the fact that we had entered into an employment agreement with Mr. West’s predecessor, and believed we would have been required to enter into an employment agreement with any individual recruited to become our CEO from another company. We determined the terms of Mr. West’s employment agreement by reference to the benchmarking we had done with respect to Mr. West’s predecessor’s compensation. Accordingly, the Committee set Mr. West’s annual base salary at $1 million and AIP target at 100% of base salary and long-term incentive award target at 300% of base salary. The Committee made promotion-based awards to Mr. West to bring the level of his annual long-term incentive awards in 2007 to the target level for the CEO position, awarded him a special award of 22,000 RSUs, provided for reduced DB SERP benefits in the event of employment termination before age 55 and provided for accelerated vesting for PSUs awarded for the 2003-2005 performance cycle that vested December 31, 2008 if his employment ended before that date. Mr. West’s employment agreement also includes restrictive covenants which will restrict Mr. West’s ability to compete with Hershey should he leave the Company.

Mr. West’s employment agreement was amended twice in 2008. In February 2008, the Board approved an amendment to Mr. West’s employment agreement to reduce the lump-sum severance amount payable to him if his employment with the Company is terminated as a result of a change in control from three-times the sum of annual base salary and annual incentive pay to two-times the sum of annual base salary and annual incentive pay. In December 2008, the Board approved an additional amendment to Mr. West’s employment agreement to conform its terms to the requirements of Code section 409A.

We provide an Executive Benefits Protection Plan, or EBPP, for the named executive officers and other key management personnel. The terms of the plan generally provide that a covered executive, whose employment with the Company terminates within two years after a change in control of the Company, is entitled to certain severance payments and benefits. The EBPP also provides severance benefits in the event of involuntary termination prior to a change in control. The EBPP was amended in February 2008 to reduce the severance benefit in a manner comparable to the amendment to Mr. West’s employment agreement. The EBPP is intended to help us attract and retain qualified management employees and maintain a stable work environment in connection with a change in control.

See the discussion beginning on page 72 for information regarding Mr. West’s employment agreement and potential payments due to him and the other named executive officers in the event of termination of employment or a change in control.

Have any additional changes been made to the CPG or financial peer groups during 2008 which impact the Committee’s decision-making? Why were these changes made?

As discussed in the description of the Committee appearing on pages 15 through 17, the Committee retained Mercer to serve as its compensation consultant beginning in March 2008. The transition to Mercer triggered the need for the Committee to review the CPG peer group because proprietary Towers Perrin surveys had been the primary source of competitive pay data for the

CPG peer group. The Committee asked Mercer to provide a recommended approach for the development of the CPG and financial peer groups and benchmarking data the Committee would use in setting 2009 compensation levels and relative performance metrics for the 2009-2011 PSU performance cycle.

Mercer reviewed the existing CPG peer group and the financial peer group and made the following recommendations:

•

Use consumer products companies that are part of Mercer’s database as the basis for the primary peer group (the CPG peer group) reference for benchmarking senior executives. Mercer’s database includes 41 consumer products companies, 24 of which were in the CPG peer group approved by the Committee at the start of 2008.

•

Continue use of a financial peer group as a primary reference for financial performance benchmarking and as a secondary reference for assessing competitive pay levels for the most senior executives. In order to increase the effectiveness of the financial peer group as a secondary reference for senior executive pay levels, the financial peer group should be reconstituted by adding CPG companies with revenue similar in amount to the Company’s and removing those companies being acquired (Anheuser-Busch and Wm. Wrigley Jr.), companies of substantially larger size than the Company (Coca-Cola, PepsiCo and Procter & Gamble) and companies that do not produce or manufacture food or beverage products (Colgate-Palmolive and Clorox).

The Committee considered Mercer’s recommendations and determined that changes to both peer groups were appropriate. The Committee approved the CPG peer group and financial peer group set forth below to be used in connection with compensation decisions made for 2009. The Committee believes the revised peer groups contain organizations that have comparable business characteristics to the Company in that the peer groups focus on food and beverage companies which are the Company’s key talent and business competitors. In addition, the revised financial peer group is more comparable to the Company’s scale in revenues (median revenues of $9.0 billion as compared to the prior financial peer group median revenues of $13.7 billion). This provides a greater opportunity to use this more refined peer group to assess the competitiveness of compensation levels of the executive officers in addition to benchmarking financial performance comparisons and as a secondary pay reference. The Committee determined that it would retain Kraft Foods Inc. in the financial peer group even though it is significantly larger than the Company because of its position as a leader in the food industry and an important reference for the Company as a labor market competitor.

Companies included in the 2009 CPG peer group are as follows:

Anheuser-Busch	Farmland Foods	Reynolds American
Arby’s Restaurant Group	H.J. Heinz	Rich Products
Bob Evans Farms	International Dairy Queen	S.C. Johnson & Son
Burger King Holdings	Interstate Bakeries	Sara Lee
California Pizza Kitchen	Jack in the Box	Schwan’s
Chiquita Brands International	Kellogg	Smithfield Foods
Coca-Cola	Kimberly-Clark	Tyson Foods
Colgate-Palmolive	Land O’Lakes	Unilever United States
ConAgra Foods	Mars North America	Welch’s
Darden Restaurants	McDonald’s	Wells’ Dairy
Del Monte Foods	Nestlé USA	Wendy’s International
Dunkin’ Brands	Pernod Ricard USA	Wm. Wrigley Jr.
Energizer	Ralcorp Holdings	Yum! Brands
Estée Lauder Companies	Reckitt Benckiser

Companies included in the 2009 financial peer group are as follows:

Cadbury plc	General Mills	Kraft Foods
Campbell Soup	H.J. Heinz	McCormick
Dean Foods	Hormel Foods	Molson Coors Brewing
Del Monte Foods	J.M. Smucker	Sara Lee
Dr Pepper Snapple Group	Kellogg

Have there been any other actions with respect to executive compensation since the end of 2008?

In anticipation of increases in our cost structure caused by continuing volatility in commodities and the uncertainties in the broader global economy in 2009, Mr. West and the executives reporting directly to him, collectively recommended to the Committee that they be given no merit increases for 2009. On February 16, 2009, the Committee concurred with this recommendation and approved no salary increase for Messrs. Alfonso, Bilbrey and Snyder or Ms. Buck for 2009. On February 17, 2009, based upon the recommendation of the Committee, the independent directors of the Board approved continuing Mr. West’s 2009 base salary at the same level as 2008.

Based upon the recommendation of the Committee, the independent directors of the Board approved no changes to the annual and long-term incentive award targets for Mr. West. The Committee approved no changes in annual and long-term incentive award targets for the other named executive officers.

Based upon the actions described above, base salaries and annual and long-term incentive targets (each as a percentage of base salary) for our named executive officers are as follows:

	2009 Base Salary (no increases from 2008)	2009 Annual Incentive Program Target (no changes from 2008)	2009 Long-Term Incentive Award Target (no changes from 2008)
D. J. West	$1,000,000	100%	300%
H. P. Alfonso	$ 500,000	70%	190%
J. P. Bilbrey	$ 550,000	75%	170%
B. H. Snyder	$ 485,000	60%	135%
M. G. Buck	$ 430,000	60%	150%

In February 2009, the Committee approved changes to the design of the 2009 short-term incentive program for all employees globally, with the exception of Mr. West, under the terms of the Annual Incentive Program of the Equity and Incentive Compensation Plan. Under this program, the One Hershey Incentive Program, a portion of all employees’ incentive award payments is based upon achievement of the Company financial metrics. For executive officers, the weighting of Company financial performance metrics will account for 75% of their target award under the One Hershey Incentive Program. The remaining 25% of the target award will be based upon achievement of up to five strategic bonus goals. The Committee recommended and the independent directors approved no changes to the structure of Mr. West’s 2009 short-term incentive target award, believing that it should continue to be based entirely upon achievement of Company financial results. The Committee determined that at the end of 2009, the funds allocated for payment of the component of short-term incentive program awards for 2009 for all employees excluding Mr. West, that are based upon the Company’s financial performance metrics may be increased or decreased up to 30% based upon the Committee’s discretion. Based upon the recommendation of the Committee, the independent directors of the Board agreed that at the end of 2009, funds allocated for payment of Mr. West’s bonus could be increased or decreased up to 30% based upon the discretion of the independent directors of the Board.

During 2008, we renewed our Company values to ensure alignment with our mission and strategy. In February 2009, the Committee approved the inclusion of a values modifier in the One Hershey Incentive Program award calculations for executive officers, excluding Mr. West. One Hershey Incentive Program award payments for 2009, if any, will be decreased by 10% for executive officers reporting to Mr. West who do not practice and model Hershey’s values. Management recommended, and the Committee agreed to add the values modifier to the One Hershey Incentive Program to reinforce their expectation that our executive officers consistently demonstrate Hershey’s values. The Company values upon which all employees, including our executive officers, will be evaluated are “Open to Possibilities, Growing Together, Making a Difference and One Hershey” which support our mission of “Bringing sweet moments of Hershey happiness to the world every day.”

Also in February 2009, the Committee approved financial performance measures for the 2009 One Hershey Incentive Program. The financial performance metrics and weighting for the 2009 One Hershey Incentive Program are 40% based on net sales, 40% based on diluted EPS from operations and 20% based on operating cash flow. Operating cash flow is defined as cash from operations less pension contributions and commodities hedging transactions. The One Hershey Incentive Program targets for 2009 are centered around the Company’s publicly-announced financial expectations for 2009: net sales growth of 2% to 3%, diluted EPS from operations that will increase, but grow at a rate below our long-term objective of 6% to 8%, and operating cash flow generated by performance consistent with these expectations.

The Committee also approved a modified design for the 2009-2011 PSU performance cycle based upon Mercer’s recommendations. Awards for the 2009-2011 performance cycle will be based upon the following metrics: three-year relative total stockholder return, or TSR, versus the financial peer group (50% of the target award); three-year compound annual growth in diluted EPS from operations measured against an internal target (12.5% of the target award); and annual growth in diluted EPS from operations measured against an internal target for each year of the three-year performance cycle (12.5% of the target award per year). The metrics approved by the Committee for TSR provide target-level awards for achieving performance at the median of the financial peer group. Targets for our three-year and 2009 annual growth rate in diluted EPS from operations are in line with our publicly-announced financial expectations. Payment, if any, for awards will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The Committee will approve the targets for the annual diluted EPS from operations metrics at the beginning of each of the three years in the performance cycle. The annual setting of targets for a portion of the performance cycle award payment provides a stronger link between performance and payout in that the Committee can set performance targets for a portion of the award that reflect current business conditions at the start of each year. The maximum award for any participant in the 2009-2011 PSU performance cycle is 250% of the contingent target award.

The Committee approved contingent target awards of PSUs, effective February 17, 2009, under the Incentive Plan for the 2009-2011 performance cycle for the executive officers with the exception of Mr. West. On February 17, 2009, the independent directors as a group approved the Committee’s recommendation for a contingent target award of PSUs for the 2009-2011 performance cycle for Mr. West consistent with the targets recommended by the Committee, as described above.

On February 17, 2009, stock option awards were approved for Mr. West and the other executive officers representing approximately 50% of their individual long-term incentive targets. Effective February 17, 2009, the Committee also approved a special recognition grant of 2,500 RSUs to Mr. Bilbrey to be paid in shares upon vesting. The RSUs will vest in equal increments over the next four years.

In December 2008, the Committee determined that in the future all newly hired or newly promoted PSU-eligible employees will be required to sign a new Executive Confidentiality and Restrictive Covenant Agreement, or ECRCA, as a condition of their employment. Current PSU-eligible employees, excluding Mr. West, also will be required to sign the new ECRCA as a condition to receiving the contingent target PSU award for the 2009-2011 performance cycle and all future PSU performance cycles. Mr. West was not required to sign the ECRCA because he continues to be bound by non-disclosure, non-competition, non-solicitation and non-disparagement provisions under his employment agreement. The new ECRCA prohibits the executive from: disclosing the Company’s confidential information; competing with the Company in any geographic area in which the Company does business in the domestic or worldwide chocolate, confectionery, confectionery-related snack or chocolate-related businesses at any time during the executive’s employment with the Company and for a period of 12 months following termination of the executive’s employment; recruiting or soliciting the Company’s employees for a period of 12 months following termination of the executive’s employment; or disparaging the Company’s reputation in any way. The new ECRCA replaces the existing Long-Term Incentive Program Participation Agreement but does not supersede the agreement signed with respect to the 2008-2009 PSU cycle as described on page 47.

In what other ways do we align the interests of executive officers with the interests of stockholders?

The Company believes that requiring executive officers to hold significant amounts of our Common Stock strengthens the alignment of the executive officers with the interest of stockholders and promotes achievement of long-term business objectives. We have had executive stock ownership requirements for well over 20 years. The ownership requirements were most recently modified in 2008 based upon external market comparisons provided by Mercer.

Elected and appointed officers are required to accumulate the minimum number of shares to meet their stock ownership level within five years of their initial election or appointment to their position. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the officer, unvested time-based RSUs, as well as vested RSUs and PSUs that have been deferred by the officer as common stock units under our Deferred Compensation Plan. Currently, minimum stockholding requirements for executive and appointed officers range from one to five times base salary. The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. The number of shares to be held is updated whenever a change in base salary occurs.

In April 2008, the Committee considered reducing the stock ownership level requirements for appointed vice presidents and extending the period to meet the requirements, due to the absence of payments under the PSU performance cycles ending in 2007 and 2006 and the decline in the stock price. After review, the Committee decided to reduce the required ownership level for executive officers not reporting to the CEO and appointed vice presidents from two times salary to one time and retain the five-year accumulation period.

Position	Stock Ownership Level
CEO	5 times base salary
COO	4 times base salary
CFO and other Executive Officers reporting directly to the CEO	3 times base salary
Other Executive Officers and Appointed Vice President Officers	1 times base salary

Failure to reach the minimum within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is reached. The Committee receives an annual summary of each individual officer’s ownership status to monitor compliance.

As of March 2, 2009, the record date for the annual meeting, the value of Common Stock and deferred PSUs owned by Mr. West totaled approximately 1.5 times his base salary. He is required to accumulate shares equal to five times his base salary by October 2, 2012.

Compensation Committee Report

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 38. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation and Executive Organization Committee of the Board of Directors:

Arnold G. Langbo, Chair

Robert F. Cavanaugh

James E. Nevels

Charles B. Strauss

The independent members of the Board of Directors who are not members of the Compensation and Executive Organization Committee join in the Compensation Committee Report with respect to the approval of Mr. West’s compensation.

Charles A. Davis

Thomas J. Ridge

David L. Shedlarz*

LeRoy S. Zimmerman

* Commenced service on the Board of Directors on August 29, 2008.

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation earned, held by, or paid to, individuals holding the positions of Chief (Principal) Executive Officer, Chief (Principal) Financial Officer, and three of our other executive officers. In 2008, the five executive officers shown below were the most highly compensated of our executive officers using the methodology for determining “total compensation” provided by the SEC. We refer to these five executive officers as our named executive officers. Mr. Alfonso and Mr. Snyder were not named executive officers in the Company’s 2007 proxy statement, therefore information on their 2006 compensation is not included. Ms. Buck was not a named executive officer in the Company’s 2008 or 2007 proxy statements, therefore information on her 2007 and 2006 compensation is not included.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
D. J. West	2008	1,000,000	—	679,071	918,335	1,128,400	574,406	86,966		4,387,178
President and Chief Executive Officer(8)	2007	737,165	—	1,289,117	605,392	—	161,112	72,318	(9)	2,865,104
	2006	485,000	—	269,732	566,407	—	170,425	16,080		1,507,644
H. P. Alfonso	2008	500,000	—	434,473	221,087	394,560	13,319	106,383		1,669,822
Senior Vice President, Chief Financial Officer(8)	2007	448,180	—	416,776	128,091	34,195	5,516	82,975		1,115,733
J. P. Bilbrey	2008	517,366	—	393,380	340,111	411,432	344,852	34,997		2,042,138
Senior Vice President, President Hershey North America	2007	404,598	—	161,628	337,985	36,718	202,354	34,238		1,177,521
	2006	370,000	—	225,786	278,577	—	129,050	389,949	(10)	1,393,362
B. H. Snyder	2008	485,000	—	423,268	364,476	327,713	353,883	32,818		1,987,158
Senior Vice President, General Counsel and Secretary	2007	435,000	—	121,555	383,757	—	302,911	21,490		1,264,713
M. G. Buck	2008	430,000	—	332,983	250,643	291,127	93,810	31,858		1,430,421
Senior Vice President, Global Chief Marketing Officer

(1)	Column (c) reflects actual base salary earned for the years indicated and includes amounts deferred by the named executive officers in accordance with the provisions of our 401(k) Plan.

(2)	As indicated in Column (d), no discretionary bonuses were paid to any named executive officer for 2008.

(3)	Column (e) includes the dollar amount recognized as expense for the years indicated for financial statement reporting purposes with respect to PSU awards held by the executive and does not reflect PSU-related payments actually received by the executive. As discussed in the Compensation Discussion and Analysis, no payments were made to any executives for PSUs awarded for the 2006-2008 performance cycle. Accrued dividends and interest on the 2003-2005 PSU awards that were recognized as expense for the years indicated are also included in Column (e). The assumptions we made to determine these amounts are set forth in Note 16 to the Company’s Consolidated Financial Statements included in our 2008 Annual Report to Stockholders that accompanies this proxy statement. The number and grant date fair value of PSUs awarded each named executive officer for the 2008-2009 and 2008-2010 performance cycles appear in Columns (g) and (l) of the Grants of Plan-Based Awards table on page 60.

Column (e) also includes the dollar amount recognized as expense for financial statement reporting purposes for RSU awards for the years indicated. The unvested portion of these RSU awards is included in the amounts presented in Columns (g) and (h) of the Outstanding Equity Awards table on page 62. The number of shares acquired and value received by the named executive officers with respect to RSU awards that vested in 2008 is included in Columns (d) and (e) of the Option Exercises and Stock Vested table.

(4)	Column (f) presents the dollar amount recognized as expense by the Company for financial statement reporting purposes with respect to stock options held by the executive for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine these amounts are set forth in Note 16 to the Company’s Consolidated Financial Statements included in our 2008 Annual Report to Stockholders that accompanies this proxy statement. The number and grant date fair value of stock options awarded to each named executive officer during 2008 appears in Columns (j) and (l) of the Grants of Plan-Based Awards table.

As indicated on the Option Exercises and Stock Vested table, none of the named executive officers received cash or stock from the exercise of any option awards in 2008.

(5)	As discussed in the Compensation Discussion and Analysis and as shown in Column (g), the Committee determined that payments would be awarded under our Annual Incentive Program, or AIP, to the named executive officers for 2008. For Messrs. Alfonso and Bilbrey, Column (g) also includes the amount of AIP payments made to the executives for business unit performance in 2007.

(6)	Column (h) reflects the change in the actuarial present value of the named executive officer’s pension benefit under the Company’s tax-qualified pension plan and the defined benefit Supplemental Executive Retirement Plan, or DB SERP, from the pension plan measurement date used in preparing the 2007 audited financial statements to the pension plan measurement date used in preparing the 2008 audited financial statements, determined using the interest rate and mortality rate assumptions consistent with those used in our 2008 audited financial statements. Mr. Alfonso does not participate in the DB SERP, as he participates in the defined contribution Supplemental Executive Retirement Plan, or DC SERP, a plan authorized under the Company’s Deferred Compensation Plan. DC SERP contributions for Mr. Alfonso are included in Column (i) as listed in Note 7 below.

The named executive officers also participate in our non-qualified Deferred Compensation Plan under which amounts deferred are credited with “earnings” based on the performance of one or more third-party investment options available to all participants in our 401(k) Plan. No portion of the “earnings” credited during 2008 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the Pension Benefits table on page 69 and the Non-Qualified Deferred Compensation table on page 71 for more information on the benefits payable under the qualified pension plan, DB SERP and Deferred Compensation Plan to the named executive officers.

(7)	All other compensation includes 401(k) matching contributions, perquisites and other amounts as described below:

D. J. West	2008	$ 35,461	Supplemental 401(k) match (See footnote 9)
		$ 30,978	Personal use of Company aircraft
		$ 10,350	401(k) match
		$ 8,750	Company-paid financial counseling
		$ 800	Reimbursement of personal tax return preparation fee
		$ 627	Supplemental retirement contribution
	2007	$ 30,223	Personal use of Company aircraft
		$ 22,556	Supplemental 401(k) match
		$ 9,148	401(k) match (See footnote 9)
		$ 9,018	Company-paid financial counseling
		$ 800	Reimbursement of personal tax return preparation fee
		$ 573	Supplemental retirement contribution
	2006	$ 8,161	Company-paid financial counseling
		$ 6,600	401(k) match
		$ 800	Reimbursement of personal tax return preparation fee
		$ 519	Supplemental retirement contribution
H. P. Alfonso	2008	$ 66,702	DC SERP contribution
		$ 13,663	Supplemental 401(k) match
		$ 10,350	401(k) match
		$ 9,109	Compensation Limit Replacement Plan
		$ 5,759	Company-paid financial counseling
		$ 800	Reimbursement of personal tax return preparation fee
	2007	$ 55,853	DC SERP contribution
		$ 10,125	401(k) match
		$ 9,982	Supplemental 401(k) match
		$ 6,928	Company-paid financial counseling
		$ 87	Company-paid relocation expenses
J. P. Bilbrey	2008	$ 14,495	Supplemental 401(k) match
		$ 10,350	401(k) match
		$ 8,750	Company-paid financial counseling
		$ 800	Reimbursement of personal tax return preparation fee
		$ 602	Supplemental retirement contribution
	2007	$ 10,125	401(k) match
		$ 8,832	Company-paid financial counseling
		$ 7,979	Supplemental 401(k) match
		$ 5,954	Personal use of Company aircraft
		$ 800	Reimbursement of personal tax return preparation fee
		$ 548	Supplemental retirement contribution
	2006	$376,509	Relocation expenses and related taxes on relocation
(See footnote 10)
		$ 8,745	Company-paid financial counseling
		$ 3,401	401(k) match
		$ 800	Reimbursement of personal tax return preparation fee
		$ 494	Supplemental retirement contribution
B. H. Snyder	2008	$ 11,423	Supplemental 401(k) match
		$ 11,045	Company-paid financial counseling
		$ 10,350	401(k) match
	2007	$ 10,125	401(k) match
		$ 9,450	Supplemental 401(k) match
		$ 1,915	Company-paid financial counseling
M. G. Buck	2008	$ 10,350	401(k) match
		$ 10,349	Supplemental 401(k) match
		$ 8,750	Company-paid financial counseling
		$ 1,128	Personal use of Company aircraft
		$ 800	Reimbursement of personal tax return preparation fee
		$ 481	Supplemental retirement contribution

Amounts shown for personal use of the Company aircraft were computed on the basis of the incremental expense incurred by the Company for the flights.

(8)	Mr. West was Senior Vice President, Chief Financial Officer when he was elected Executive Vice President, Chief Operating Officer on January 24, 2007. Mr. West continued to hold the position of Chief Financial Officer through July 15, 2007. He was elected President on October 2, 2007 and President and Chief Executive Officer on December 1, 2007. Mr. Alfonso was elected Chief Financial Officer on July 16, 2007.

(9)	In addition to Supplemental 401(k) match attributable to 2008, the 2008 Supplemental 401(k) match amount for Mr. West includes a Company contribution made in April 2008 to reflect 2007 Company match that was forfeited as a result of the 401(k) Plan non-discrimination testing. Based on Internal Revenue Service limits, Mr. West’s 2007 401(k) match was reduced by the forfeited amount valued as of December 31, 2007.

(10)	At the time Mr. Bilbrey joined Hershey in 2003, we agreed to provide certain relocation assistance in connection with the sale of his residence and move to the Hershey, Pennsylvania area. Mr. Bilbrey sold his prior residence during 2006 and received a payment of $150,000 to partially offset the loss on sale of his prior residence, $69,675 for moving, storage and closing costs and $156,834 for reimbursement of certain taxes related to his relocation.

Grants of Plan-Based Awards

The following table and explanatory footnotes provide information with regard to the potential cash award that might have been earned during 2008 under the AIP, and with respect to each PSU, stock option and RSU awarded to each named executive officer during 2008. The amounts that were earned under the AIP during 2008 by the named executive officers are set forth in Column (g) of the Summary Compensation Table.

Grants of Plan-Based Awards

2008

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Under- lying Options(5) (#)	Exercise or Base Price of Option Awards(6) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
		Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
D. J. West	02/13/2008	30,000	1,000,000	2,000,000	15,270	25,450	38,175	—	241,940	35.87	2,502,249
	02/13/2008	—	—	—	9,525	38,100	95,250	—	—	—	1,500,378
H. P. Alfonso	02/12/2008	10,500	350,000	700,000	4,350	7,250	10,875	—	—	—	285,505
	02/12/2008	—	—	—	3,025	12,100	30,250	—	—	—	476,498
	02/13/2008	—	—	—	—	—	—	—	41,255	35.87	255,781
J. P. Bilbrey	02/12/2008	11,021	367,357	734,714	4,140	6,900	10,350	—	—	—	271,722
	02/12/2008	—	—	—	2,575	10,300	25,750	—	—	—	405,614
	02/13/2008	—	—	—	—	—	—	—	71,635	35.87	444,137
	06/03/2008	—	—	—	—	—	—	15,000	—	—	575,250
B. H. Snyder	02/12/2008	8,730	291,000	582,000	3,690	6,150	9,225	—	—	—	242,187
	02/12/2008	—	—	—	2,100	8,400	21,000	—	—	—	330,792
	02/13/2008	—	—	—	—	—	—	—	57,655	35.87	357,461
	06/04/2008	—	—	—	—	—	—	10,000	—	—	386,000
M. G. Buck	02/12/2008	7,740	258,000	516,000	3,330	5,550	8,325	—	—	—	218,559
	02/12/2008	—	—	—	2,050	8,200	20,500	—	—	—	322,916
	02/13/2008	—	—	—	—	—	—	—	26,010	35.87	161,262

(1)	All awards presented were made in accordance with the Company’s stockholder-approved Incentive Plan. Dates listed in Column (b) represent the Grant Date for PSUs reflected in Columns (f), (g) and (h), RSUs listed in Column (i), and the stock options listed in Column (j).

(2)	The amounts shown in Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that might have been payable based on the AIP targets approved for the named executive officers in February 2008. Mr. West’s award was based on factors similar to those applied to other named executive officers.

The threshold amount is the amount that would have been payable had the minimum level of performance been achieved. Target is the amount payable had the business performance been achieved at 100% on all three metrics. The maximum amount reflects the highest amount payable for maximum performance on all three metrics.

(3)	The first number of units presented in Columns (f), (g) and (h) represents PSUs awarded for the special 2008-2009 cycle. The second number of units presented in Columns (f), (g) and (h) represents PSUs for the 2008-2010 cycle. Each of the named executive officers received a contingent target award under each cycle in February 2008. As described in the Compensation Discussion and Analysis on page 47, units earned for the 2007-2009 performance cycle will reduce the total PSUs earned for the 2008-2009 performance cycle.

Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for the 2008-2009 performance cycle will depend upon achievement of two-year compound annual growth in diluted EPS from operations against our internal benchmark. The minimum award as shown in Column (f) is payable for achievement of the threshold level of performance and the maximum award as shown in Column (h) is payable at achievement of the maximum level of performance.

The number of PSUs earned for the 2008-2010 performance cycle will depend upon achievement against two equally-weighted performance measures: the Company’s three-year absolute compound annual growth in diluted EPS from operations against our internal benchmark and our cumulative, three-year relative total stockholder return, or TSR, compared to the TSR of our financial peer group. The minimum award as shown in Column (f) is payable for achievement of the threshold level of performance on either metric and the maximum award as shown in Column (h) is payable at achievement of the maximum level of performance on both metrics.

The actual number of PSUs earned by any of the named executive officers will not be known until the conclusion of the two-year cycle on December 31, 2009 and three-year cycle on December 31, 2010. PSUs earned from these performance cycles will be paid only in shares of our Common Stock. More information regarding PSUs and the 2008 awards can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table on page 62.

(4)	Column (i) includes RSU awards granted in 2008 as discussed beginning on page 48 of the Compensation Discussion and Analysis.

(5)	The number of options awarded to each named executive officer on February 13, 2008 was calculated as one-half of the executive’s long-term incentive target percentage times his or her 2008 base salary divided by the Black-Scholes value of $6.20 for each option. The Black-Scholes value is based on the $35.87 exercise price for these options determined as the closing price of the Company’s Common Stock on the award date, February 13, 2008.

All options awarded by the Company have a 10-year term, subject to earlier expiration in the event of termination of employment, and vest in 25% increments over four years, subject to acceleration in the event of a change in control of the Company and continued vesting in the event of retirement, death or disability.

More information regarding stock options and the 2008 award can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table below.

(6)	This column presents the exercise price for each option award based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on the award date shown in Column (b).

(7)	Column (l) presents the aggregate award date fair value of the target number of PSUs reported in Column (g), grant date fair value of RSU awards reported in Column (i) and the stock options reported in Column (j), as determined in accordance with Statement of Financial Accounting Standards No. 123R. The assumptions used in determining these amounts are set forth in Note 16 to the Company’s Consolidated Financial Statements included in our 2008 Annual Report to Stockholders that accompanies this proxy statement.

Outstanding Equity Awards

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2008. All values in the table are based on a market value for our Common Stock of $34.74, the closing price of our Common Stock on December 31, 2008, the last trading day of 2008, as reported by the New York Stock Exchange.

Outstanding Equity Awards

As of December 31, 2008

Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options(2) (#) Exercisable	Number of Securities Underlying Unexercised Options(3) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
D. J. West	—	241,940	—	35.870	02/12/2018	—	—	38,100	1,323,594
	9,350	28,050	—	45.780	10/01/2017	—	—	15,270	530,480
	14,063	42,187	—	54.680	04/22/2017	—	—	7,450	258,813
	14,526	14,524	—	52.300	02/15/2016	—	—	—	—
	29,400	9,800	—	61.700	02/14/2015	—	—	—	—
	4,500	1,500	—	55.540	12/31/2014	—	—	—	—
	54,100	—	—	37.755	02/01/2014	—	—	—	—
	64,100	—	—	32.250	02/02/2013	—	—	—	—
	25,000	—	—	34.655	01/21/2012	—	—	—	—
	5,000	—	—	29.515	05/20/2011	—	—	—	—
Total	220,039	338,001	—	—	—	—	—	60,820	2,112,887
H. P. Alfonso	—	41,255	—	35.870	02/12/2018	9,193	341,228	12,100	420,354
	3,925	11,775	—	46.640	08/05/2017	—	—	4,350	151,119
	3,700	11,100	—	54.680	04/22/2017	—	—	2,125	73,823
	9,400	9,400	—	55.560	07/16/2016	—	—	—	—
Total	17,025	73,530	—	—	—	9,193	341,228	18,575	645,296
J. P. Bilbrey	—	71,635	—	35.870	02/12/2018	16,250	578,256	10,300	357,822
	6,188	18,562	—	54.680	04/22/2017	—	—	4,140	143,823
	9,850	9,850	—	52.300	02/15/2016	—	—	2,013	69,932
	11,813	3,937	—	61.700	02/14/2015	—	—	—	—
	24,600	—	—	37.755	02/01/2014	—	—	—	—
	23,250	—	—	38.850	11/30/2013	—	—	—	—
Total	75,701	103,984	—	—	—	16,250	578,256	16,453	571,577
B. H. Snyder	—	57,655	—	35.870	02/12/2018	—	—	8,400	291,816
	5,638	16,912	—	54.680	04/22/2017	—	—	3,690	128,191
	11,876	11,874	—	52.300	02/15/2016	10,000	353,350	1,800	62,532
	15,375	5,125	—	61.700	02/14/2015	—	—	—	—
	31,900	—	—	37.755	02/01/2014	—	—	—	—
Total	64,789	91,566	—	—	—	10,000	353,350	13,890	482,539
M. G. Buck	—	26,010	—	35.870	02/12/2018	6,967	256,859	8,200	284,868
	5,225	15,675	—	54.680	04/22/2017	—	—	3,330	115,684
	9,976	9,974	—	52.300	02/15/2016	—	—	1,613	56,036
	12,675	4,225	—	61.000	04/18/2015	—	—	—	—
Total	27,876	55,884	—	—	—	6,967	256,859	13,143	456,588

(1)

Columns (b) through (f) present information about stock options awarded to each named executive officer under the Incentive Plan. Each option vests as to 25% of the shares on each of the first four anniversaries of the grant date, subject to earlier vesting in the event of a change in control. Upon termination of employment, vested options must be exercised and unvested options are cancelled, except in the case of retirement, death, or disability in which case the options continue to vest as scheduled and may be exercised for up to five years after termination of employment. If termination occurs within two years after a change in control for any reason other than for Cause or by the executive without Good Reason as defined in the Executive Benefits Protection Plan, vested options may be exercised for one year after termination. No option may be exercised after its expiration date.

(2)	Options listed in Column (b) are vested and may be exercised by the executive at any time subject to the terms of the stock option.

(3)	Options listed in Column (c) have not vested as of December 31, 2008. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment (or retirement, death or disability) and to acceleration in the event of a change in control.

Grant Date	Future Vesting Dates	Number of Options Vesting
		D. J. West	H. P. Alfonso	J. P. Bilbrey	B. H. Snyder	M. G. Buck
02/13/2008	02/13/2009	60,485	10,313	17,908	14,413	6,502
	02/13/2010	60,485	10,314	17,909	14,414	6,503
	02/13/2011	60,485	10,314	17,909	14,414	6,502
	02/13/2012	60,485	10,314	17,909	14,414	6,503
10/02/2007	10/02/2009	9,350	—	—	—	—
	10/02/2010	9,350	—	—	—	—
	10/02/2011	9,350	—	—	—	—
08/06/2007	08/06/2009	—	3,925	—	—	—
	08/06/2010	—	3,925	—	—	—
	08/06/2011	—	3,925	—	—	—
04/23/2007	04/23/2009	14,063	3,700	6,188	5,638	5,225
	04/23/2010	14,062	3,700	6,187	5,637	5,225
	04/23/2011	14,062	3,700	6,187	5,637	5,225
07/17/2006	07/17/2009	—	4,700	—	—	—
	07/17/2010	—	4,700	—	—	—
02/16/2006	02/16/2009	7,262	—	4,925	5,937	4,987
	02/16/2010	7,262	—	4,925	5,937	4,987
04/19/2005	04/19/2009	—	—	—	—	4,225
02/15/2005	02/15/2009	9,800	—	3,937	5,125	—
01/01/2005	01/01/2009	1,500	—	—	—	—
Total per Executive		338,001	73,530	103,984	91,566	55,884

(4)	Column (g) for Mr. Alfonso includes 9,193 unvested RSUs awarded Mr. Alfonso in 2007 and 2006. These RSUs will vest as follows: 2,558 units on May 1, 2009 and 2,635 units on May 1, 2010; 3,000 units on July 17, 2009; and increments of 500 units on September 1, 2009 and September 1, 2010.

Column (g) for Mr. Bilbrey includes 16,250 unvested RSUs awarded Mr. Bilbrey in 2008 and 2005. These RSUs will vest as follows: increments of 3,750 units on July 3, 2009, June 3, 2010, June 3, 2011, and June 3, 2012; and 1,250 units on August 8, 2009.

Column (g) for Mr. Snyder includes 10,000 unvested RSUs awarded Mr. Snyder in 2008. These RSUs will vest as follows: increments of 5,000 units on December 31, 2009 and December 31, 2010.

Column (g) for Ms. Buck includes 6,967 unvested RSUs awarded Ms. Buck in 2007. These RSUs will vest as follows: 2,508 units on May 1, 2009 and 2,584 units on May 1, 2010; increments of 625 units on January 8, 2009, January 8, 2010, and January 8, 2011.

(5)	Column (h) contains the value of the RSUs reported in Column (g) using a price per share of our Common Stock of $34.74, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2008, the last trading day of 2008. Column (h) also includes accrued dividend equivalents through December 31, 2008 on the RSUs included in Column (g). Accrued dividends will be paid in cash upon vesting.

(6)

For each named executive officer, the first number in Column (i) is the target number of PSUs awarded for the 2008-2010 performance cycle. The second number in Column (i) is the target number of PSUs awarded for the 2008-2009 performance cycle. The third number in Column (i) is the target number of PSUs awarded for the 2007-2009 performance cycle. The number of PSUs earned, if any, will be determined at the end of the performance cycle. Based on progress to date against goals, amounts presented in Column (i) for the 2008-2010 cycle are at target. Based on progress to date against goals, amounts presented in Column (i) for the 2008-2009 and 2007-2009 performance cycles are presented at the threshold levels set at the start of the applicable performance cycles. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be more or less than the amount reflected in Column (i).

To prevent possible duplication, any PSUs earned for the original 2007-2009 performance cycle will reduce the total PSUs earned for the 2008-2009 performance cycle.

(7)	Column (j) contains the value of PSUs reported in Column (i) using the price per share of our Common Stock of $34.74, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2008, the last trading day of 2008.

Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts paid to or received by our named executive officers during 2008 as a result of the exercise of stock options or the vesting of stock awards.

Option Exercises and Stock Vested

2008

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
D. J. West	— —	— —	22,000(3) 18,000(3)	876,370 689,434
H. P. Alfonso	—	—	6,057(4)	229,021
J. P. Bilbrey	— —	— —	1,250(5) 15,000(5)	54,663 574,380
B. H. Snyder	— —	— —	5,000(6) 22,250(6)	184,350 852,218
M. G. Buck	—	—	4,799(7)	186,612

(1)	Column (b) is the number of stock options exercised by the named executive officer during 2008 and Column (c) is the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)	As results were below the financial targets set at the beginning of the 2006-2008 PSU performance cycle that ended on December 31, 2008, no payments were made to any executives for the 2006-2008 performance cycle. Consequently, no awards are included in Column (d) with respect to PSU awards for the 2006-2008 performance cycle.

For Messrs. West, Bilbrey and Snyder, Column (d) includes the number of PSUs from the 2003-2005 performance cycle that ended on December 31, 2005 and vested on December 31, 2008 that were determined by the Committee to be earned. In accordance with the PSU award, each PSU represents one share of our Common Stock valued at $34.74, the December 31, 2008 closing price of our Common Stock. Amounts shown in Column (e) for the 2003-2005 PSUs include cash credits in lieu of dividends and interest earned on the dividend credits since the end of the performance period on December 31, 2005.

Column (d) also includes the number of RSUs that vested in 2008 as a result of prior year awards. These awards are described in more detail in the following footnotes.

(3)	On April 2, 2008, Mr. West received 22,000 shares of Common Stock as payment of the RSU award granted to him in 2007. The value of the shares distributed to Mr. West was $863,280. Required tax withholdings were deducted from the shares distributed. Mr. West also received a cash payment of $13,090 equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs since the grant date in 2007. Mr. West utilized the net cash received in lieu of dividends to partially offset taxes owed on the shares distributed, resulting in distribution of 15,643 shares of the Company’s Common Stock to Mr. West. Column (e) reflects the market value of the 22,000 shares on the payment date and the cash equivalent of dividends received by Mr. West.

Mr. West elected to receive the shares that were payable to him from the 2003-2005 PSU cycle in January 2009, following vesting on December 31, 2008. The gross number of shares payable to him, 18,000, was reduced by required tax withholdings, resulting in disbursement of 10,695 shares of the Company’s Common Stock to Mr. West. The amount in Column (e) reflects the gross value of the PSUs and $64,114 of cash credits in lieu of dividends and interest on those cash credits that would have been earned on the PSUs during the 2005-2008 vesting period had the PSUs been shares of Common Stock.

(4)	On May 1, 2008, Mr. Alfonso received 2,557 shares of Common Stock as payment upon vesting of a pro rata portion of the RSU award granted to him in 2007. In addition, Mr. Alfonso received a cash payment of $2,973, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs and liquidated 729 RSUs to meet tax obligations, resulting in his receipt of 1,828 shares of the Company’s Common Stock.

On July 17, 2008, 3,000 RSUs awarded to Mr. Alfonso in 2006 vested. Mr. Alfonso elected to defer 75% of this award payment and receive immediate payment in shares of the Company’s Common Stock for the remaining 25%. On the vesting date of these RSUs, Mr. Alfonso received a cash payment of $6,810, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet tax obligations on the deferred portion of his award, resulting in deferral of 2,250 shares. Based on Mr. Alfonso’s deferral election, these 2,250 RSUs will be paid as shares of Common Stock, net of applicable taxes in 2013. Mr. Alfonso utilized the remaining net cash received in lieu of dividends on the RSUs designated for deferral along with the net cash received in lieu of dividends on the RSUs designated for immediate payment in shares and liquidated 125 RSUs to meet tax obligations on the portion designated for immediate payment, resulting in his receipt of 625 shares of the Company’s Common Stock.

On September 1, 2008, 500 RSUs awarded to Mr. Alfonso in 2006 vested. Mr. Alfonso elected to defer 75% of this award payment and receive immediate payment in shares of the Company’s Common Stock for the remaining 25%. On the vesting date of these RSUs, Mr. Alfonso received a cash payment of $1,149, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet tax obligations on the deferred portion of his award, resulting in deferral of 375 shares. Based on Mr. Alfonso’s deferral election, these 375 RSUs will be paid as shares of Common Stock, net of applicable taxes in 2010. Mr. Alfonso utilized the remaining net cash received in lieu of dividends on the RSUs designated for deferral along with the net cash received in lieu of dividends on the RSUs designated for immediate payment in shares and liquidated 22 RSUs to meet tax obligations on the portion designated for immediate payment, resulting in his receipt of 103 shares of the Company’s Common Stock.

The value of the RSUs paid to or deferred by Mr. Alfonso was based on the closing price of the Company’s Common Stock on the trading day prescribed by the Incentive Plan. Required tax withholdings were deducted from all payments. Column (e) reflects the value of the 6,057 shares realized by Mr. Alfonso as the result of vesting of RSUs in 2008 and the cash equivalent of dividends payable on the RSUs vesting in 2008.

(5)	On August 8, 2008, Mr. Bilbrey received 1,250 shares of Common Stock as payment upon vesting of a pro rata portion of the RSU awards granted to him in 2005. Mr. Bilbrey elected to receive payment for his RSUs in cash and received a gross payment of $50,600. On the vesting date of these RSUs, Mr. Bilbrey also received a cash payment of $4,063, equivalent to dividends that would have been earned on the RSUs had he held Common Stock instead of RSUs during the vesting period. Required tax withholdings were deducted from both payments. Column (e) reflects the market value of the 1,250 shares on the vesting date and the cash equivalent of dividends paid on the vesting date.

Mr. Bilbrey elected to receive 50% of the shares payable to him from the 2003-2005 PSU cycle in January 2009, following vesting on December 31, 2008. The gross number of shares payable to him, 7,500, was reduced by required tax withholdings, resulting in distribution of 5,161 shares of the Company’s Common Stock to Mr. Bilbrey. Mr. Bilbrey deferred the remaining 50% of the shares payable to him from the 2003-2005 PSU cycle and accordingly 7,500 shares were credited to his deferred compensation account in January 2009. Based on Mr. Bilbrey’s deferral election, these 7,500 PSUs will be paid as shares of Common Stock, net of applicable taxes, following Mr. Bilbrey’s separation from service subject to the restrictions of Internal Revenue Code section 409A, or “section 409A.” The amount in Column (e) reflects the gross value of the 15,000 PSUs and $53,280 of credits in lieu of dividends and interest on those cash credits that would have been earned on the PSUs during the 2005-2008 vesting period had the PSUs been shares of Common Stock. All of the cash credits in lieu of dividends and interest on those cash credits were paid to Mr. Bilbrey, net of required tax withholdings, in January 2009. As per the conditions of our Deferred Compensation Plan, no portion of the cash credits were permitted to be deferred.

(6)	On November 11, 2008, 5,000 RSUs awarded to Mr. Snyder in 2007 vested. In addition, Mr. Snyder received a cash payment of $5,950, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Snyder utilized the net cash received in lieu of dividends on the RSUs and liquidated 1,982 RSUs to meet tax obligations, resulting in his receipt of 3,018 shares of the Company’s Common Stock. Column (e) reflects the market value of the 5,000 shares on the vesting date and the cash equivalent of dividends paid on the vesting date.

Mr. Snyder elected to receive the shares that were payable to him from the 2003-2005 PSU cycle in January 2009, following vesting on December 31, 2008. The gross number of shares payable to him, 22,250, was reduced by required tax withholdings, resulting in distribution of 12,998 shares to Mr. Snyder. The amount in Column (e) reflects the gross value of the PSUs and $79,253 in cash credits in lieu of dividends and interest on those cash credits that would have been earned on the PSUs during the 2005-2008 vesting period had the PSUs been shares of Common Stock.

(7)

On February 1, 2008, 1,666 RSUs awarded to Ms. Buck in 2005 vested. Ms. Buck elected to defer 100% of the award. On the vesting date of these RSUs, Ms. Buck also received a cash payment of $4,790, equivalent to dividends that would have been earned on these RSUs had she held Common Stock instead of RSUs during the vesting period. Ms. Buck utilized the net cash received in lieu of dividends and liquidated 34 RSUs to meet the tax obligations on the RSUs designated for deferral, resulting in deferral of 1,632 shares.

On February 8, 2008, 625 RSUs awarded to Ms. Buck in 2007 vested. Ms. Buck elected to defer 100% of the award. On the vesting date of these RSUs, Ms. Buck also received a cash payment of $709, equivalent to dividends that would have been earned on these RSUs had she held Common Stock instead of RSUs during the vesting period. Ms. Buck utilized the net cash received in lieu of dividends to meet the tax obligations on the RSUs designated for deferral, resulting in deferral of the full 625 RSUs.

On May 1, 2008, 2,508 RSUs awarded to Ms. Buck in 2007 vested. Ms. Buck elected to defer 100% of the award. On the vesting date of these RSUs, Ms. Buck also received a cash payment of $2,916, equivalent to dividends that would have been earned on these RSUs had she held Common Stock instead of RSUs during the vesting period. Ms. Buck utilized the net cash received in lieu of dividends to meet the tax obligations on the RSUs designated for deferral, resulting in deferral of the full 2,508 RSUs.

The value of the RSUs deferred by Ms. Buck was based on the closing price of the Company’s Common Stock on the trading day prescribed by the Incentive Plan. Required tax withholdings were deducted from all payments. Column (e) reflects the value of the 4,799 shares realized by Ms. Buck as the result of vesting of RSUs in 2008 and the cash equivalent of dividends payable on the RSUs vesting in 2008. Based on Ms. Buck’s deferral elections, the 4,765 RSUs that vested in 2008 and were deferred into the Company’s Deferred Compensation Plan will be paid as shares of Common Stock, net of applicable taxes, following Ms. Buck’s separation from service subject to the restrictions of section 409A.

Pension Benefits

Each of the named executive officers is a participant in our tax-qualified defined benefit pension plan and is fully vested in his or her benefit under that plan. All, except Mr. Alfonso, were eligible to participate in our non-qualified defined benefit Supplemental Executive Retirement Plan, or DB SERP. With the exception of Mr. West, whose eligibility for a DB SERP benefit is described below, no benefit is payable under the DB SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2008, Mr. Snyder had attained age 55 with five years of service.

The combination of the tax-qualified and DB SERP plans was designed to provide a benefit on retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive officer with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the DB SERP to an executive officer who was age 50 or over as of January 1, 2007 was reduced by 10%, and the benefit payable to an executive officer who had not attained age 50 as of January 1, 2007, was reduced by 20%. The benefits payable to Messrs. Bilbrey and Snyder were reduced by 10% and the benefits payable to Mr. West and Ms. Buck were reduced by 20%.

Final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three annual AIP awards for the last five years of employment with the Company, whether received or deferred. The benefit accrued under the DB SERP is payable upon retirement in a lump sum, life annuity with 50% benefit continuation to the participant’s surviving spouse or payment may be deferred in accordance with the provisions of the Company’s Deferred Compensation Plan. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the tax-qualified defined benefit pension plan and the value of the executive’s Social Security benefits. If the executive officer terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.

Our employment agreement with Mr. West contains special provisions relating to the vesting of his benefit under the DB SERP. Under the employment agreement, Mr. West was fully vested in his accrued DB SERP benefit as of January 2, 2008. If Mr. West terminates employment prior to age 60, the benefit payable upon termination is reduced for early retirement at a rate of 5% per year for the period between termination and attainment of age 60.

On June 3, 2008, the Committee approved a special provision for the DB SERP benefit of Mr. Snyder to recognize his continuing service with the Company past his 60th birthday. To protect against the erosion of the lump sum value of his benefit, the provision provides that Mr. Snyder will receive a lump sum value at least as large as $5,290,335, which was the estimated amount he would have received had he retired on December 31, 2008.

The Compensation Limit Replacement Plan, or CLRP, provides eligible participants the defined benefit he or she would have earned under our tax-qualified defined benefit pension plan were it not for the legal limitation on compensation used to determine benefits. An executive officer who is a participant in DB SERP is not eligible to participate in the CLRP, unless he or she (i) ceases to be designated by the Committee as eligible to participate in the DB SERP prior to his or her termination of employment with the Company, or (ii) has his or her employment involuntarily terminated by the Company, other than for Cause as defined in the DB SERP. Such executive officer would then become eligible to participate in the CLRP and to receive a benefit for all years in which he or she would have been a participant of the CLRP, but for his or her designation by the Committee to be eligible to participate in the DB SERP. Executive officers who are eligible for both the DC SERP (described under Non-Qualified Deferred Compensation below) and the tax-qualified defined benefit pension plan receive an additional contribution in the CLRP equal to 3% of their eligible earnings less the legal limitation on compensation. Upon separation, benefits under the CLRP are payable in a single lump sum or may be deferred into the Deferred Compensation Plan. A participant is eligible for his or her CLRP benefit upon separation from service (subject to the provisions of section 409A) after five years of service or attaining age 55 (unless the participant is terminated for Cause). Payment is also made to the estate of a participant who dies prior to separation from service. Participants who become disabled are 100% vested in their benefit and continue to accrue additional benefits for up to two additional years.

The following table and explanatory footnotes provide information regarding the present value of benefits accrued under the tax-qualified defined benefit pension plan, as applicable, and the DB SERP or CLRP for each named executive officer as of December 31, 2008. The amounts shown for the DB SERP reflect the reduction for the present value of the benefits under the tax-qualified defined benefit pension plan and Social Security benefits.

Pension Benefits

2008

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
D. J. West	Tax-Qualified Defined Benefit Pension Plan	8	104,783	—
	DB SERP	8	1,548,901	—
H. P. Alfonso	Tax-Qualified Defined Benefit Pension Plan	2	11,121	—
	CLRP	2	7,714	—
J. P. Bilbrey	Tax-Qualified Defined Benefit Pension Plan	5	49,813	—
	DB SERP	5	863,306	—
B. H. Snyder	Tax-Qualified Defined Benefit Pension Plan	26	401,938	—
	DB SERP	26	5,425,353	—
M. G. Buck	Tax-Qualified Defined Benefit Pension Plan	4	28,700	—
	DB SERP	4	268,811	—

(1)	These amounts have been calculated using interest rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in Note 13 to the Company’s Consolidated Financial Statements included in our 2008 Annual Report to Stockholders which accompanies this proxy statement. The actual payments would differ due to plan assumptions. The estimated vested DB SERP benefit as of December 31, 2008 for Mr. West was $1,318,444 and for Mr. Snyder was $5,536,209. The amounts are based on final average compensation of each named executive officer under the terms of the DB SERP as of December 31, 2008:

Name	Final Average Compensation ($)
D. J. West	1,169,776
H. P. Alfonso	N/A
J. P. Bilbrey	724,463
B. H. Snyder	824,906
M. G. Buck	533,972

Non-Qualified Deferred Compensation

Our named executive officers are eligible to participate in The Hershey Company Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified plan that permits participants to defer receipt of compensation otherwise payable to them. The Deferred Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participants deem it to be beneficial to do so and by providing a vehicle for the Company to provide, on a non-qualified basis, contributions which could not be made on the participants’ behalf to the tax-qualified 401(k) Plan. The Company credits the Deferred Compensation Plan with a specified percentage of compensation for executive officers participating in the non-qualified defined contribution Supplemental Executive Retirement Plan, or DC SERP.

Our named executive officers may elect to defer payments to be received as a result of DB SERP, CLRP, AIP, PSU and RSU awards, but not stock options. Amounts deferred are credited to the participant’s account under the Deferred Compensation Plan. Amounts deferred are fully vested and will be paid at a future date or at termination of employment, as the participant may elect.

Payments are distributed in a lump sum or in annual installments of up to 15 years. All amounts are payable in a lump sum following a change in control. All elections and payments under the Deferred Compensation Plan are subject to compliance with section 409A which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with “earnings” as if they were invested as the participant elects in one or more investment options available under the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of investment in shares of our Common Stock or in mutual funds or other investments available to participants in our 401(k) Plan. The participants’ accounts under the Deferred Compensation Plan will be adjusted daily, up or down, depending upon performance of the investment options elected.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees, including the named executive officers, with the amount of employer matching contributions that exceed the limits established by the Internal Revenue Service for contribution to the 401(k) Plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the Notes to the Summary Compensation Table on page 58, these amounts are designated as “Supplemental 401(k) match” and are included as “All Other Compensation” in the year earned, but are included in Column (c) of the Non-Qualified Deferred Compensation table in the year credited. With the exception of Mr. Alfonso, the named executive officers are fully vested in the Supplemental 401(k) match credits and will be paid at a future date or at termination of employment, as elected by the officer.

Effective July 16, 2007, Mr. Alfonso was eligible to participate in our DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation Plan equal to a percentage of compensation determined by the Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive officer must (i) defer in the 401(k) Plan the maximum amount allowed by the Company or IRS and (ii) be employed on the last day of the plan year unless he or she terminates employment while at least age 55, retires, dies or becomes disabled. After completing five years of service with the Company, an executive officer is vested in 10% increments based on his or her age. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. Mr. Alfonso’s annual DC SERP allocation is equal to 12.5% of his base salary and AIP for the calendar year, whether paid or deferred.

The following table sets forth information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during 2008 and the aggregate balance of the accounts as of December 31, 2008.

Non-Qualified Deferred Compensation

2008

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)
D. J. West	—	23,367	(21,025)	(153,784)	16,603
H. P. Alfonso	90,079	65,835	(31,964)	—	318,674
J. P. Bilbrey	260,550	7,979	(46,310)	(45,352)	692,084
B. H. Snyder	—	9,450	1,581	(1,608,675)	6,584
M. G. Buck	176,967	11,575	(5,984)	—	182,558

(1)	Column (b) reflects amounts that otherwise would have been received by Ms. Buck, Messrs. Alfonso and Bilbrey, during 2008 as payment of PSU and RSU awards, but which were deferred under the Deferred Compensation Plan. Mr. Alfonso deferred RSU awards, Mr. Bilbrey deferred PSU awards, and Ms. Buck deferred RSU awards.

The amount deferred by Mr. Alfonso, $90,079, represents the deferred portion of his 2006 RSU awards that vested July 17, 2008 and September 1, 2008, of which $47,295 is included on the Summary Compensation Table for 2008. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet the tax obligations on these two deferred awards.

The amount deferred by Mr. Bilbrey, $260,550, is the net amount after required taxes were deducted from the deferred portion of his 2003-2005 PSU award that vested as of December 31, 2008, of which $40,975 is included on the Summary Compensation Table for 2008.

The amount deferred by Ms. Buck, $176,967, is the net amount after required taxes were deducted from her 2005 and 2007 RSU awards that vested February 1, 2008, February 8, 2008, and May 1, 2008, of which $38,771 is included on the Summary Compensation Table for 2008.

(2)	Column (c) reflects the Deferred Compensation Plan supplemental core and match contributions made to each named executive officer’s account during 2008. For Mr. Alfonso, this column also reflects the DC SERP contribution made to his account in 2008. These amounts are included in the Summary Compensation Table of this proxy statement.

(3)	Column (d) reflects the amount of adjustment made to each named executive officer’s account during 2008 to reflect the performance of the investment options chosen by the officer. Amounts in parenthesis indicate a loss. Amounts reported in Column (d) were not required to be reported as compensation in our Summary Compensation Table.

(4)	Column (e) reflects payment received by Mr. West for 3,850 previously deferred 2001-2003 PSUs plus earnings; payment received by Mr. Bilbrey for 1,250 previously deferred RSUs and the accumulated earnings on those RSUs; and payment received by Mr. Snyder of some of his AIP awards earned during the years 1995 through 2004.

(5)	Column (f) reflects the aggregate balance credited to each named executive officer as of December 31, 2008. The following table indicates the portion of the balance that reflects amounts disclosed in a Summary Compensation Table included in our proxy statements in previous years.

Name	Amount Reported in Previous Years ($)
D. J. West	16,603
H. P. Alfonso	318,674
J. P. Bilbrey	241,558
B. H. Snyder	6,584
M. G. Buck	—

Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with Mr. West and maintain plans covering our executive officers that will require us to provide incremental compensation in the event of involuntary termination of employment or a change in control. We describe these obligations below.

Overview

We entered into an employment agreement with Mr. West at the time of his promotion to the position of President in October 2007. The agreement has a term of three years and renews daily. The agreement provides for Mr. West’s employment as our President and effective December 1, 2007 as President and Chief Executive Officer and contains provisions relating to his responsibilities, compensation, confidentiality, non-competition and non-solicitation commitments and agreements, and payments, if any, to be made to him upon termination of employment. Mr. West and our other named executive officers participate in the Executive Benefits Protection Plan (Group 3A), or EBPP, amended and restated as of January 1, 2009. The EBPP is intended to help us attract and retain qualified executive employees and maintain a stable work environment by making a provision for the protection of covered executives in connection with a change in control of Hershey or termination of employment under certain circumstances.

Each of our named executive officers also has entered into a participation agreement in connection with the receipt of long-term incentive compensation awards such as stock options and PSUs. The participation agreement obligates the executive officer to not disclose or misuse our confidential and proprietary information. In addition, any executive officer eligible to receive benefits under the DB SERP agrees that for three years after termination of employment for any reason, he or she will not join or otherwise become involved with a domestic or worldwide business that competes in any of our primary product lines.

Termination of employment and a change in control also impact PSUs, RSUs and stock option awards we have made, as well as benefits payable under our employee benefit plans.

The following narrative takes each termination of employment situation – voluntary resignation, discharge for Cause, death, disability, discharge without Cause, and resignation for Good Reason – and a change in control of the Company, and describes the additional amounts, if any, that the Company would pay or provide to Ms. Buck and Messrs. West, Alfonso, Bilbrey, and Snyder, or their beneficiaries as a result. The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. These assumptions are that the termination of employment or change in control occurred on December 31, 2008 and that the value of a share of our Common Stock on that day was $34.74, the closing price on the New York Stock Exchange on December 31, 2008, the last trading day of 2008.

In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by the termination of employment or change in control. These payments and benefits include:

•	Benefits accrued under the Company’s broad-based tax-qualified 401(k) Plan and tax-qualified defined benefit pension plan;

•	Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;

•	Supplemental Match provided to the named executive officers on the same basis as all other employees eligible for Supplemental Match;

•	Vested benefits accrued under the DB SERP and account balances held under the Deferred Compensation Plan as described above beginning on pages 67 and 70; and

•	Stock options which have vested and become exercisable prior to the employment termination or change in control.

The payments and benefits described in the five bullet points above are referred to in the following discussion as the executive officer’s “vested benefits.”

Voluntary Resignation

We are not obligated to pay amounts over and above vested benefits to a named executive officer who voluntarily resigns. Vested stock options may not be exercised after the named executive officer’s resignation date unless the officer is age 55 or older, as described in Treatment of Stock Options upon Retirement, Death or Disability below. Mr. West’s vested benefits include his DB SERP benefit per the terms of his employment agreement.

Discharge for Cause

If we terminate a named executive officer’s employment for Cause, we are not obligated to pay the officer any amounts over and above the vested benefits. The named executive officer’s right to exercise vested options expires upon discharge for Cause, and amounts otherwise payable under the DB SERP are subject to forfeiture at the Company’s discretion. In general, a discharge will be for Cause if the executive has intentionally failed to perform his or her duties or engaged in illegal or gross misconduct that harms the Company. Mr. West’s vested benefits include his DB SERP benefit per the terms of his employment agreement.

Death or Disability

If an executive officer dies and has not met the vesting requirements to be eligible to receive a benefit from the DB SERP, no benefits are paid. Messrs. West and Snyder were fully vested in their DB SERP benefits as of December 31, 2008.

A maximum monthly long-term disability benefit of $35,000 is provided for Mr. West and $25,000 for all other named executive officers in the event of long-term disability. Long-term disability benefits are payable until age 65. Long-term disability benefits are offset by other benefits such as Social Security. The maximum amount of the monthly long-term disability payments from all sources, assuming long-term disability on December 31, 2008, is set forth in the tables below. The additional lump sum DB SERP amount that would be payable for Ms. Buck and Messrs. West and

Bilbrey at age 65, attributable to vesting and benefit service credited during the disability period for the DB SERP, if the executive’s disability started on December 31, 2008, is shown on the table below. Mr. Alfonso participates in the DC SERP which provides two additional years of credit after approval for long-term disability and that amount is listed in the table below:

Name	Long-Term Disability Benefit
	Maximum Monthly Amount ($)	Years and Months to Age 65 (#)	Total of Payments to Age 65 ($)	Lump Sum DB SERP/ DC SERP Benefit ($)
D. J. West	35,000	19 years 3 months	8,085,000	4,382,230	(1)
H. P. Alfonso	25,000	13 years 6 months	4,050,000	288,957
J. P. Bilbrey	25,000	12 years 7 months	3,775,000	3,699,743	(1)
B. H. Snyder	25,000	3 years 11 months	1,175,000	—	(2)
M. G. Buck	25,000	17 years 9 months	5,325,000	2,303,030	(1)

(1)	Reflects additional lump sum amount of DB SERP benefit payable at age 65 attributable to vesting and benefit service credited during the disability period.

(2)	Mr. Snyder has exceeded the DB SERP age and service requirements and would receive no incremental amount if he became disabled.

Treatment of Stock Options upon Retirement, Death or Disability

The Incentive Plan provides that all vested stock options remain exercisable for five years following termination due to retirement after age 55, death or disability, but not beyond the original term of the option. Options that are not vested at the time of retirement, death or disability will continue to vest throughout the five-year period following retirement, death or disability according to the original vesting schedule established at the grant date. The following table provides the number of unvested stock options as of December 31, 2008 that would have become vested and remained exercisable during the five-year period following death or disability, or retirement, if applicable, on December 31, 2008, and the value of those options based on the excess of the fair market value of our Common Stock on December 31, 2008 over the option exercise price. Only Mr. Snyder was retirement eligible on December 31, 2008.

Name	Stock Options
	Number(1) (#)	Value(2) ($)
D. J. West	338,001	0
H. P. Alfonso	73,530	0
J. P. Bilbrey	103,984	0
B. H. Snyder	91,566	0
M. G. Buck	55,884	0

(1)	Total number of unvested options as of December 31, 2008.

(2)	Difference between $34.74 closing price for our Common Stock on December 31, 2008 and exercise price for each option. Options, once vested, may be exercised at any time during the five years after employment termination due to retirement after age 55, death or disability, but not later than the option expiration date.

Treatment of RSUs upon Retirement, Death or Disability

Upon retirement any RSUs that are not vested are forfeited.

A prorated portion of any unvested RSU award vests upon death or disability. The prorated number of RSUs is based upon the number of full and partial calendar months from the grant date to the date of death or disability divided by the number of full and partial calendar months from the grant date to the end of the restriction period multiplied by the number of RSUs originally granted. The following table summarizes the unvested RSU awards that would have vested on December 31, 2008 if the executive’s employment terminated that day due to death or disability.

Name	Restricted Stock Units
	Number(1) (#)	Value(2) ($)
D. J. West	0	0
H. P. Alfonso	6,749	234,460
J. P. Bilbrey	5,435	188,812
B. H. Snyder	2,957	102,726
M. G. Buck	4,879	169,496

(1)	Prorated number of unvested RSUs as of December 31, 2008.

(2)	Value of shares based on $34.74 closing price for our Common Stock on December 31, 2008.

Discharge Not for Cause; Resignation for Good Reason

Our employment agreement with Mr. West obligates the Company to pay severance benefits if we terminate his employment for reasons other than for Cause or if Mr. West resigns for Good Reason. Mr. West will have Good Reason to resign if there is a material breach of the employment agreement by the Company, including a failure to maintain Mr. West in his current positions, adversely changing his authority or responsibilities, failing to pay or provide agreed-upon compensation and benefits, or giving notice to stop the daily renewal of the term of the employment agreement. Mr. West must give the Company notice and an opportunity to cure the breach before resigning for Good Reason. The severance benefits payable to Mr. West are a lump sum equal to a pro rata AIP award for the year of termination based on actual Company results plus two times his annual base salary and target AIP award for the year of termination, and continuation of health and other benefits for five years, subject to reduction for benefits received from a subsequent employer. In addition, any unvested stock options held by Mr. West will remain outstanding and continue to vest during the two-year period following termination of employment.

With respect to the named executive officers other than Mr. West, under the EBPP, we have agreed to two times salary paid in a lump sum if we terminate the executive officer’s active employment without Cause. These benefits are also payable if the executive officer resigns from active employment for Good Reason. Good Reason arises under the EBPP if we appoint a new

Chief Executive Officer and, during the first two years of his or her tenure, the executive officer’s position, authority, duties or responsibilities are diminished or base salary is reduced. An applicable two-year period commenced December 1, 2007 with Mr. West’s appointment as our new Chief Executive Officer. If an executive officer’s employment is terminated for reasons other than for Cause or for Good Reason, the executive will be placed on a two-year leave of absence. During the two-year leave of absence, the executive officer’s employment continues, so that he or she will continue to earn, vest or participate in our benefit plans, contingent target AIP awards and previously granted stock options during the leave of absence period.

The following table summarizes the amount of severance benefits that would be payable to the named executive officer had his or her employment terminated on December 31, 2008, under circumstances entitling the officer to severance benefits as described above:

Name	Two Years Salary ($)	Two Years AIP at Target ($)	Value of Benefits Continuation(1) ($)	Total ($)
D. J. West	2,000,000	2,000,000	58,825(2)	4,058,825
H. P. Alfonso	1,000,000	700,000	8,354	1,708,354
J. P. Bilbrey	1,100,000	825,000	23,682	1,948,682
B. H. Snyder	970,000	582,000	7,068	1,559,068
M. G. Buck	860,000	516,000	23,682	1,399,682

(1)	Reflects amount of medical, dental and vision continuation premiums paid by the Company during the salary continuation period of two years for each executive except Mr. West.

(2)	Mr. West’s employment agreement provides for continuation of medical and dental coverage for a period of five years following discharge not for Cause or resignation for Good Reason. The amount shown above includes that cost and the value of vision coverage for a period of two years.

In addition, all stock options outstanding at the time of termination of active employment will remain outstanding and continue to vest as if the executive officer’s employment continued during the two-year leave of absence. The executive officer will not be entitled to receive base salary, new stock option, contingent target PSU or RSU awards or other awards during the leave of absence. Information with respect to stock options held by each executive officer as of December 31, 2008 appears in the Outstanding Equity Awards table.

Change in Control

Special provisions apply if a change in control occurs. In general, a change in control will occur if the Milton Hershey School Trust no longer owns voting control of the Company and another person or group acquires 25% or more of the combined voting power of our voting stock, there is an unwelcome change in a majority of the members of our Board, or, if after our stockholders approve a merger or similar business transaction or a sale of substantially all of our assets, the Milton Hershey School Trust does not own voting control of the merged or acquiring company.

Our employment agreement with Mr. West provides that he is entitled to the benefits of the EBPP if a change in control occurs. The EBPP provides the vesting and payment of the following benefits upon a change in control to each of the named executive officers:

•	An AIP payment for the year of the change in control at the greater of target or the estimated payment based on actual performance to the date of the change in control;

•

A cash payment equal to the PSU award for the cycle ending in the year of the change in control at the greater of target or actual performance through the date of the change in control, with each PSU valued at the highest closing price for our Common Stock during the 60 days prior to the change in control;

•	To the extent not vested, full vesting of benefits accrued under the DB SERP and the Deferred Compensation Plan;

•	To the extent not vested, full vesting of benefits under the tax-qualified defined benefit pension plan and the 401(k) Plan; and

•

Full vesting of outstanding PSU awards that are in the second year of the performance cycle at the time of the change in control and prorating of outstanding PSUs that are in the first year of the performance cycle at the time of the change in control.

Our Incentive Plan provides for full vesting of all outstanding stock options and RSUs (including accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs) upon a change in control.

The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2008 if a change in control occurred on that date:

Name	AIP Related Payment(1) ($)	PSU Related Payments(2) ($)	DB SERP/ DC SERP Benefits(3) ($)	Vesting of Stock Options(4) ($)	Vesting of Restricted Stock Units(5) ($)	Total ($)
D. J. West	1,000,000	1,862,573	—	—	—	2,862,573
H. P. Alfonso	350,000	590,240	155,990	—	341,228	1,437,458
J. P. Bilbrey	412,500	660,807	1,636,291	—	578,256	3,287,854
B. H. Snyder	291,000	593,984	—	—	353,350	1,238,334
M. G. Buck	258,000	483,418	582,220	—	256,859	1,580,497

(1)	Amounts reflect 2008 target award since termination is presumed to occur on the last day of the year.

(2)	Amounts reflect vesting of PSUs for the cycle ended December 31, 2008 at 100% target and a value per PSU of $38.23, the highest closing price for our Common Stock during the last 60 days of 2008, vesting at target of the PSUs for the cycle ending December 31, 2009 and one-third of the PSUs for the cycle ending December 31, 2010, with a value per PSU of $34.74, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2008, the last trading day of 2008.

(3)	Totals reflect full vesting of DB SERP and more favorable early retirement discount factors as provided under the EBPP. Messrs. West and Snyder are fully vested in their DB SERP benefit so no additional benefit is applicable. For Mr. Alfonso, the amount includes the vesting of his CLRP, DC SERP and other non-vested retirement benefits.

(4)	Reflects the value of unvested options that would vest upon a change in control based on the excess, if any, of the market value of our Common Stock of $34.74 on December 31, 2008 over the exercise price for the options. Information regarding unvested options as of December 31, 2008 can be found in the Outstanding Equity Awards table.

(5)	Reflects the value of unvested RSUs that would vest upon a change in control based on the market value of our Common Stock of $34.74 on December 31, 2008, as well as the accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs. Information regarding unvested RSUs as of December 31, 2008 can be found in the Outstanding Equity Awards table.

Discharge Not for Cause or Resignation for Good Reason after Change in Control

If the named executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within two years after the change in control, we pay severance benefits to assist the executive in transitioning to new employment. Good Reason for this purpose means diminution of the executive’s position, authority, duties or responsibilities; a reduction in base salary; the requirement that the executive engage in substantially greater business travel; failure to pay current compensation or to continue in effect short- and long-term compensation and employee and retirement benefits; or the failure to fund a grantor trust to support payment of amounts under the EBPP. The severance benefits under the EBPP for termination after a change in control in 2008 consist of:

•

A lump sum cash payment equal to two (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times the executive’s salary and the highest AIP payment paid or payable during the three years preceding the year of the change in control (but not less than the AIP target for the year of the change in control);

•

Continuation of medical and other benefits for 24 months (or if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;

•	Outplacement services up to $35,000 and reimbursement for financial and tax preparation services;

•	For participants in the DB SERP, an enhanced benefit reflecting an additional two years’ credit; and

•

For participants in the DC SERP, an enhanced benefit reflecting a cash payment equal to the applicable percentage rate multiplied by his or her annual base salary and last annual incentive pay calculated as if such amounts were paid during the years in the executive’s severance period.

The EBPP also provides for a gross-up payment should the executive be subject to the excise tax on golden parachutes due to the receipt of severance benefits or as a result of the payment or vesting of stock options upon the change in control. The table below summarizes the severance payments, the tax gross-up payment and all other amounts that would have vested and become payable if a change in control occurred and the executive’s employment terminated on December 31, 2008.

Name	Lump Sum Cash Severance Payment ($)	Value of Medical and Other Benefits Continuation(1) ($)	Value of Financial Planning and Outplacement(2) ($)	Value of Enhanced DB SERP/ DC SERP and 401(k) Benefit(3) ($)	Gross-up Payment for Excise Taxes(4) ($)	Total ($)
D. J. West	4,000,000	63,034(5)	54,100	1,583,865	3,313,926	9,014,925
H. P. Alfonso	1,700,000	10,301	48,118	340,000	1,221,606	3,320,025
J. P. Bilbrey	1,925,000	28,321	54,100	1,720,505	2,807,570	6,535,496
B. H. Snyder	1,785,244	14,264	57,090	596,176	—	2,452,774
M. G. Buck	1,378,166	24,632	54,100	859,483	1,326,129	3,642,510

(1)	Reflects amount of health and welfare benefit continuation premium paid by the Company over a two-year period.

(2)	Value of financial planning and tax preparation continuation for two years following termination of employment plus outplacement services of $35,000.

(3)	Reflects amount of enhanced DB SERP and lump sum amount of employer 401(k) matching amounts over a two-year period. For Mr. Alfonso, the value reflects the lump sum amount of DC SERP, CLRP and employer 401(k) matching amounts over a two-year period.

(4)	Gross-up payment for excise taxes for all named executive officers was determined using a transaction price of $34.74 and an individual tax rate of 40.61% for Mr. West, Mr. Alfonso and Ms. Buck, 41.21% for Mr. Bilbrey and 41.61% for Mr. Snyder. This payment was determined assuming all executives were involuntarily terminated on December 31, 2008; deemed to be “disqualified individuals”; and subject to the golden parachute rules under section 280G of the Internal Revenue Code.

(5)	Mr. West’s employment agreement provides for continuation of medical and dental coverage for a period of five years following termination due to change in control. The amount shown above includes that cost and the value of life insurance and vision coverage for a period of two years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

What is section 16(a) of the Securities Exchange Act of 1934?

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning more than 10% of our outstanding Common Stock or Class B Common Stock to file reports with the SEC showing their ownership and changes in ownership of Hershey securities. Based solely on our examination of these reports and on written representations provided to us, it is our opinion that all reports for 2008 have been timely filed.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

What is being disclosed in this section?

SEC regulations require that we disclose any transaction, or series of similar transactions, since the beginning of 2008, or any contemplated transactions, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest:

•	Our directors or nominees for director;

•	Our executive officers;

•	Persons owning more than 5% of any class of our outstanding voting securities; or

•	The immediate family members of any of the persons identified in the preceding three bullets.

The SEC refers to these types of transactions as related person transactions and to the persons listed in the bullets as related persons. The SEC is concerned about related person transactions because such transactions, if not properly monitored, may present risks of conflicts of interest or the appearance of conflicts of interest.

Does the Company have a policy to review, approve or ratify related person transactions?

Our Board has adopted a Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on our corporate website, www.hersheys.com, in the Investor Relations section.

Under our policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The policy also permits the disinterested members of the full Board to act as a Reviewing Committee.

The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated special Reviewing Committees to oversee certain transactions involving the Company and Hershey Trust Company, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. To learn more about these special Reviewing Committees, please see the answer to the fourth question in this section, below. Finally, the policy provides that the Compensation and Executive Organization Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.

When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine several things, including the approximate dollar value of the transaction and all material facts about the related person’s interest in, or relationship to, the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee may also consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under our Corporate Governance Guidelines and rules and regulations of the New York Stock Exchange, the Internal Revenue Code or the Securities Exchange Act of 1934, as amended.

Was the Company a participant in any related person transactions in 2008, or does the Company currently contemplate being a participant in any related person transactions in 2009, involving our directors, executive officers or their immediate family members?

We were not a participant in any related person transactions in 2008, and do not currently contemplate being a participant in any related person transactions in 2009, involving our directors, executive officers or their immediate family members.

Was the Company a participant in any related person transactions in 2008, or does the Company currently contemplate being a participant in any related person transactions in 2009, involving a stockholder owning more than 5% of any class of the Company’s securities?

We engage in certain transactions with Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. As discussed in the next question, many of these transactions are immaterial, ordinary course transactions and are not considered related person transactions. However, from time to time we also engage in certain related person transactions with the Milton Hershey School Trust and its affiliates.

Our Board has directed that a special Reviewing Committee composed of the directors elected by the holders of the Common Stock voting separately as a class and having no affiliation with the Milton Hershey School Trust or its affiliates review and make recommendations to the Board regarding these transactions. However, the Board has also directed that if there are no directors on the Board who were elected by the holders of our Common Stock voting separately, such transactions will be reviewed by the independent members of the Executive Committee who have no affiliation with the Milton Hershey School Trust or its affiliates.

The Reviewing Committee, composed of the directors elected by the holders of the Common Stock voting separately as a class, approved two real estate transactions with the Milton Hershey School Trust in 2008. One of the transactions was completed in 2008. We expect the second transaction to be completed in 2009. Those transactions are as follows:

•

On December 23, 2008, we sold to the Milton Hershey School Trust a 14.5 acre parcel of land containing an 80,000 square foot distribution facility for $5,836,500. The property is located in Hershey, Pennsylvania. Following the sale, we leased the facility back from the Milton Hershey School Trust for a term expiring in June 2011. We have the right to extend the lease for two additional one-year terms. Rent for the initial term is approximately $600,000, or $20,000 per month, plus operating costs, maintenance and property taxes. If we elect to extend the lease, rent for the second term will be $247,200, or $20,600 per month and for the third term will be $254,400, or $21,200 per month, plus operating costs, maintenance and property taxes. Total rent for all three lease terms, if applicable, would be $1,101,600, plus operating costs, maintenance and property taxes. We originally intended to sell this property to another buyer; however, the property was subject to a right of first refusal in favor of an affiliate of the Milton Hershey School Trust. The right of first refusal gave the affiliate of the Milton Hershey School Trust the right to purchase the property from us at a price and on terms agreed to by us and another purchaser if such an agreement was ever reached. The affiliate informed us shortly after we entered into an agreement with the other buyer that it had assigned its right of first refusal to the Milton Hershey School Trust and that the Milton Hershey School Trust would purchase the property. Prior to putting the property on the market for sale, we retained an independent appraiser to determine its fair market value. The final purchase price was arrived at through negotiations with the initial buyer and was substantially similar to the fair market value determined by the independent appraiser.

•

In the transaction expected to be completed in 2009, we would convey to the Milton Hershey School Trust a small parcel of land we own in Hershey, Pennsylvania. The Milton Hershey School Trust, in turn, would convey to us an adjacent parcel of land of similar size owned by the Milton Hershey School Trust. The exchange is being made to better align the boundaries of other lands each party owns in the same vicinity. Each parcel is less than one-fourth acre in size. The properties are considered to be of equal value and therefore an independent appraisal was not obtained.

Except as described above, the Company did not participate in any related person transactions in 2008, and does not currently expect to participate in any related person transactions in 2009, involving a stockholder owning more than 5% of any class of the Company’s securities.

Did the Company engage in other transactions with the Milton Hershey School Trust or its affiliates during 2008?

During 2008, we engaged in transactions in the ordinary course of our business with Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust. These transactions involved the sale or purchase of goods and services. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is wholly-owned by the Milton Hershey School Trust. All sales and purchases were made on terms and at prices we believe were generally available in the marketplace and were in amounts that are not material to us or to the Milton Hershey School Trust. Therefore, they are not related person transactions and do not have to be approved under our Related Person Transaction Policy. However, because of our relationship with the Milton Hershey School Trust, we have elected to disclose the aggregate amounts of these transactions for your information. In this regard:

•	Our total sales to these entities in 2008 were approximately $1,300,000.

•	Our total purchases from these entities in 2008 were approximately $2,650,000.

We do not expect that the types of transactions or the amount of payments will change materially in 2009.

We plan to make a $200,000 contribution in 2009 to the M. S. Hershey Foundation to support The Hershey Story, The Museum on Chocolate Avenue, a new facility constructed by the Foundation in Hershey, Pennsylvania to honor the life and legacy of our founder, Milton S. Hershey. We may consider additional contributions to the Foundation to support The Hershey Story in subsequent years based upon business conditions existing at that time. The Foundation was established by Mr. Hershey in 1935 to provide educational and cultural benefits for the residents of Hershey. The Foundation operates separately from the Milton Hershey School Trust; however, it is governed by a board of managers appointed by Hershey Trust Company, as trustee for the trust established by Mr. Hershey to benefit the Foundation, from the membership of the board of directors of Hershey Trust Company. LeRoy S. Zimmerman, an independent member of our Board of Directors and an independent member of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School, is also a member of the board of managers of the Foundation. Mr. Zimmerman receives no compensation for his service on the board of managers of the Foundation.

INFORMATION ABOUT THE 2010 ANNUAL MEETING

When is the 2010 annual meeting of stockholders?

Our 2010 annual meeting of stockholders will be held on May 4, 2010.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2010 annual meeting?

To be eligible for inclusion in the proxy materials for the 2010 annual meeting, a stockholder proposal must be received by our Corporate Secretary by the close of business on November 17, 2009.

What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2010 annual meeting?

A stockholder may present a proposal not included in our 2010 proxy materials from the floor of the 2010 annual meeting only if our Corporate Secretary receives notice of the proposal, along with additional information required by our by-laws, during the time period beginning on December 31, 2009 and ending on February 1, 2010. Notice should be addressed to The Hershey Company, Attn: Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

The notice must contain the following additional information:

•	The stockholder’s name and address;

•	The stockholder’s shareholdings;

•	A brief description of the proposal; and

•	A brief description of any financial or other interest the stockholder has in the proposal.

A stockholder may nominate a director from the floor of the 2010 annual meeting only if our Corporate Secretary receives notice of the nomination, along with additional information required by our by-laws, during the time period beginning on December 31, 2009 and ending on February 1, 2010. The notice must contain the following additional information:

•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record of any class of our equity securities;

•	A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;

•	A description of any arrangement the stockholder has with the individual the stockholder plans to nominate;

•	The nominee’s name, address and biographical information; and

•	The written consent of the nominee to serve as a director if elected.

Any stockholder holding 25% or more of the votes entitled to be cast at the annual meeting is not required to comply with these pre-notification requirements.

By order of the Board of Directors,

Burton H. Snyder

Senior Vice President,

General Counsel and Secretary

March 16, 2009

APPENDIX A

THE HERSHEY COMPANY

CORPORATE GOVERNANCE GUIDELINES

I.	ROLE OF THE BOARD OF DIRECTORS

The business of The Hershey Company (the “Company”) is carried out by its employees under the direction and supervision of its Chief Executive Officer (“CEO”). The business shall be managed under the direction of the board of directors (“Board”). In accordance with Delaware law, the role of the directors is to exercise their business judgment in the best interests of the Company. This role includes:

•	review of the Company’s performance, strategies and major decisions;

•	oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

II.	SELECTION AND COMPOSITION OF THE BOARD

A. Board Size

As set forth in the By-Laws of the Company (“By-Laws”), the Board has the power to fix the number of directors by resolution. The Company’s Restated Certificate of Incorporation requires at least three directors. In fixing the number, the Board will be guided by the principle that a properly functioning Board is small enough to promote substantive discussions in which each member can actively participate, and large enough to offer diversity of background and expertise. The Board will consider whether it is of the appropriate size as part of its annual performance evaluation.

B. Board Membership Criteria

In selecting directors, the Board generally seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. Directors should be of the highest integrity and well-respected in their fields, with superb judgment and the ability to learn the Company’s business and express informed, useful and constructive views. In reviewing the qualifications of prospective directors, the Board will consider such factors as it deems appropriate in light of these guidelines, which may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of the other Board members, and the extent to which any candidate would be a desirable addition to the Board and any committees of the Board. In general, the Board seeks individuals who are knowledgeable in fields including finance, international business, marketing, information technology, human resources and consumer products. All members of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise and be an audit committee financial expert as defined in Item 407(d) of Regulation S-K of the Securities and Exchange Commission (“SEC”), or any successor provision.

C. Independence

The Board shall be composed of a majority of independent directors. In addition, the Company’s Audit Committee, Compensation and Executive Organization Committee, and Governance Committee shall consist solely of independent directors. At least annually, the directors shall determine which directors are independent. Rather than have one set of criteria for Board members as a whole and additional criteria for Audit Committee members, the Board will judge the independence of all directors based on the stringent standards applicable to Audit Committee members. No director will be considered independent unless the Board affirmatively determines that the director has no material relationship with the Company. Additionally, the independence of directors shall be determined based on the following criteria:

1.            A director who receives (or, in the last three years, received) direct compensation as an employee or any consulting, advisory or other compensatory fees from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service), is not independent. A director whose immediate family member, other than an adult child who does not share a home with the director, receives or in the past three years received such compensation or fees from the Company is not independent. The receipt of such compensation or fees in any single year that does not (or did not) exceed $120,000, by a director’s adult child who (i) does not share the director’s home and has not shared the director’s home within the last three years, and (ii) does not serve, and has not served within such period, as an elected or appointed officer of the Company, will be deemed an immaterial relationship that shall not preclude an independence determination for such director.

2.            A director who is (or, within the last three years, was) a partner, member, an officer such as a managing director occupying a comparable position or executive officer, of an entity to whom the company pays (or within the last three years paid) consulting, advisory or other compensatory fees for legal, consulting, investment banking or financial advisory services, is not independent. Payment of such fees to an entity where the director is a limited partner, non-managing member or a similar position where, in each case, the director has no active role in providing services to the Company, will be deemed an immaterial relationship that shall not preclude an independence determination for such director.

3.            A director who is a current partner or employee of a firm that is the Company’s internal or external auditor is not independent. A director whose immediate family member is a current partner of such a firm, or is a current employee of such a firm and personally works on the Company’s audit, is not independent. A director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time is not independent.

4.            A director who is (or, within the last three years, was) employed, or whose immediate family member is (or, within the last three years, was) employed, as an executive officer of another company where any of the Company’s present executives serves (or, within the last three years, served) on that company’s compensation committee is not independent.

5.            A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues has an immaterial relationship that shall not preclude an independence determination for such director.

6.            A director who is (or, within the last three years, was) an employee or a non-employee executive officer of the Company is not independent.

7.            A director who is an immediate family member of an individual who is (or, within the last three years, was) an executive officer of the Company, whether as an employee or non-employee, is not independent.

8.            A director who is an affiliated person of the Company, as defined under the rules of the SEC, is not independent; provided, however, if the director is an affiliated person solely because he or she sits on the board of directors of an affiliate of the Company, as defined under the rules of the SEC, then the director has an immaterial relationship with the Company that shall not preclude an independence determination for such director if he or she, except for being a director on each such board of directors, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from either such entity, other than the receipt of only ordinary-course compensation for serving as a member of the board of directors, or any board committee of each such entity, and the director satisfies all other standards.

9.            A director who is, or whose immediate family member is, an officer or employee of a non-profit organization to which the Company has donated more than $100,000 in any year within the last three years is not independent.

10.          A director’s participation in the Company’s Charitable Awards Program or receipt of compensation and benefits for service as a director of the Company in accordance with Company policies and programs will be deemed an immaterial relationship with the Company that shall not preclude an independence determination for such director.

For purposes of application of these criteria, (i) “immediate family” shall be defined as including all individuals who are considered immediate family of a director under the regulations implementing the Sarbanes-Oxley Act, as well as all individuals who are considered immediate family of a director under the NYSE listing standards, (ii) a director’s receipt of compensation for former service as an interim Chairman or CEO or other executive officer is considered an immaterial relationship that shall not preclude an independence determination for such director, and (iii) references to “Company” for purposes of determining independence, include any parent or subsidiary in a consolidated group with the Company. Directors shall notify the Chair of the Governance Committee and the Chairman and/or CEO prior to accepting a board position on any other organization, so that the effect, if any, of such position on the director’s independence may be evaluated.

D. Selection of Board Members

Nomination of directors is the responsibility of the Governance Committee, all of whose members shall be independent directors. Recommendations may come from directors, shareholders or other sources. Recommendations may come from management, with the understanding that the Board is not required to consider candidates recommended by management. It is expected that all members of the Governance Committee will interview prospective candidates before their nominations are approved by the Committee. An offer to join the Board will be extended by the Chair of the Governance Committee or the Chairman of the Board if the Chairman is not also an officer or employee of the Company.

E. Tenure

1.            The Board has not established term limits, and, given the value added by experienced directors who can provide a historical perspective, term limits are not considered appropriate. New ideas and diversity of views are maintained by careful selection of directors when vacancies occur. In addition, the performance of individual directors and the Board as a whole are reviewed annually, prior to the nomination of directors for vote by stockholders at each Annual Meeting.

2.            When a director’s principal occupation or business or institutional affiliation changes materially from that at the time of his or her first election to the Board, the director will tender his or her resignation by directing a letter of resignation to the Chair of the Governance Committee, except that if the director is the Chair of such committee, he or she shall direct the resignation to the Chairman of the Board. The Board will determine whether to accept such resignation. Pending the Board’s final determination, such letter of resignation shall be deemed to be only preliminary consideration of resignation by the director, and not a final decision to resign, unless the director expresses a contrary intent in writing.

3.            Directors will not be nominated for reelection after their 72nd birthday.

III.	OPERATION OF THE BOARD

A. Chairman

The Chairman of the Board presides at all meetings of stockholders of the Company and of the Board and sees that all orders, resolutions and policies adopted or established by the Board are carried into effect. The Chairman of the Board is elected by and from the members of the Board and may, but need not, be the Chief Executive Officer or another officer of the Company.

B. Board Meetings

1.            The Board will hold approximately six regular meetings per year, scheduled by resolution of the Board sufficiently far in advance to accommodate the schedules of the directors. Special meetings may be called at any time by the Chairman or a Vice Chairman of the Board (if any), or by the CEO, or by one-sixth (calculated to the nearest whole number) of the total number of directors constituting the Board, to address specific issues.

2.            Agendas are established by the Chairman and sent in advance to the Board. Any director may submit agenda items for any meeting. A rolling agenda has been established, which includes a full annual review of the Company’s strategic plan, quarterly reviews of the Company’s financial performance, and committee reports and updates at each meeting on the business and other items of significance to the Company. Information relevant to agenda items shall be submitted to the Board in advance, and the agenda will be structured to allow appropriate time for discussion of important items.

C. Executive Sessions

Executive sessions are sessions of non-management directors. Executive sessions are held at the conclusion of each regular Board meeting, and at such other times as the non-management directors may determine, without the CEO or any other member of Company management present, to review such matters as may be appropriate, including the report of the outside auditors, the criteria upon which the performance of the CEO and other senior managers is based, the performance of the CEO measured against such criteria and the compensation of the CEO. If at any time the Board includes any non-management directors who are not independent, such directors shall be excluded from one executive session each year. Executive sessions are chaired by the Chairman of the Board or, in the Chairman’s absence, a Vice Chairman of the Board (if any). If at any time the Chairman is also an officer of the Company, or if the Chairman is excluded from an executive session because he or she is a non-management director who is not independent, then the executive session shall be chaired by a Vice Chairman of the Board (if any) who meets the independence standards under these Guidelines. In the absence of an independent Vice Chairman, then executive sessions shall be chaired by an independent director assigned on a rotating basis. In addition, any director may call a special executive session to discuss a matter of significance to the Company and/or the Board.

D. Committees

All major decisions are made by the Board; however, the Board has established committees to enable it to handle certain matters in more depth. The committees are (1) Audit, (2) Governance, (3) Compensation and Executive Organization, and (4) Executive (or any successor to any of the foregoing committees having duties and responsibilities similar to such committee). Members are expected to serve on committees, as recommended by the Governance Committee and approved by the Board. Committee members serve at the pleasure of the Board, for such period of time as the Board may determine, consistent with these governance guidelines. All directors serving on the Audit, Governance, and Compensation and Executive Organization committees must be independent, as determined by the Board in accordance with these governance guidelines and as required by applicable law and regulation. The Executive Committee is made up of the chair of each of the other committees along with one other director appointed by the Board. Any transaction not in the ordinary course of business by and among the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, shall be reviewed and approved in advance by a special committee composed of the directors elected by the holders of Common Stock voting separately as a class, which special committee will make its recommendation to the Board regarding such potential transaction. If at any time there are no directors serving on the Board who were elected by the holders of the Common Stock voting separately as a class, then the independent members of the Executive Committee will serve as the special committee, provided, that no director who is an officer or director of or is otherwise affiliated with any of the above-

listed entities shall participate in the review or approval of any such transaction on behalf of the Company. The charter of each committee is published on the Company’s website and will be made available to any shareholder on request. Each committee chair shall report the highlights of the committee meeting to the full Board at the Board meeting following the committee meeting. The Chair of the Governance Committee serves as chair of the Executive Committee. The chairs of the Audit Committee, the Governance Committee and the Compensation and Executive Organization Committee (the “Independent Committees”) are recommended by the Governance Committee and approved by the Board. Under normal circumstances, following four consecutive years as the Chair of an Independent Committee, a director shall not serve again on such committee for at least one year after standing down as the Chair thereof. A Chair of an Independent Committee may be permitted to continue to serve on such committee with Board approval if the Board determines that the former Chair uniquely fills a specific need of such Committee. The structure and functioning of the committees shall be part of the annual Board evaluation.

E. Director Participation in Board and Committee Meetings

Each director is expected to participate actively in their respective committee meetings and in Board meetings. Directors are expected to attend all meetings and are expected to come prepared for a thorough discussion of agenda items. Directors are expected to attend the Company’s Annual Meeting of Stockholders. Participation by directors will be reviewed as part of the annual assessment of the Board and its committees.

IV.	ACCESS TO COMPANY PERSONNEL

Directors have full and free access to the Company’s officers and employees. Division and function heads regularly make presentations to the Board and committees on subjects within their areas of responsibility. The CEO will invite other members of management to attend meetings or other Board functions as appropriate. Directors may initiate communication with any employee and/or invite any employee to any Board or committee meeting; however, they are expected to exercise judgment to protect the confidentiality of sensitive matters and to avoid disruption to the business, and they are expected to copy the CEO on written communications to company personnel under normal circumstances.

V.	ACCESS TO OUTSIDE ADVISORS

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining approval of Company management in advance.

VI.	TRAINING

A. Orientation

Each new Board member shall undergo an orientation designed to educate the director about the Company and his/her obligations as a director. At a minimum, the orientation shall include meetings with several members of the Hershey Executive Team and the Governance and Compliance Officer, a tour of key facilities and review of reference materials regarding the Company and corporate governance, the Company’s strategic plan and the last annual report.

B. Ongoing Education

The Company will pay reasonable expenses for each director to attend at least one relevant continuing education program each year. Directors are encouraged but not required to attend. In addition, the Company will keep directors informed of significant developments as appropriate. Each Board meeting shall include a report to directors on (1) significant business developments affecting the Company, (2) significant legal developments affecting the Company, and (3) if and as necessary, significant legal developments affecting the Board members’ obligations as directors.

VII.	OVERSIGHT OF MANAGEMENT

A. Review of CEO Performance and Compensation

The independent directors, together with the Compensation and Executive Organization Committee, monitor the performance of the CEO. Annually they shall review the performance appraisal of the CEO performed by the Compensation and Executive Organization Committee and shall review and approve the CEO’s compensation recommended by such committee.

B. Review of Strategic Plan

The Board shall review the Company’s strategic plan annually. All Board members are expected to participate in an active review. The CEO will invite to the review members of management with responsibility for key divisions and functions and any other personnel the CEO deems helpful, for purposes of providing information sufficient to facilitate a full and frank discussion.

C. Management Succession

1.            The Board shall review management succession plans annually. This shall include review by the Board of organization strength and management development and succession plans for each member of the Company’s executive team. The Board shall also maintain and review annually, or more often if appropriate, a succession plan for the CEO.

2.            If the President, CEO and/or Chairman of the Board is unable to perform for any reason, including death, incapacity, termination, or resignation before a replacement is elected, then: (1) if the Company is without a Chairman of the Board, the Vice Chairman of the Board, if any, shall serve as Chairman until a replacement is elected or, in the case of temporary incapacity, until the Board determines that the incapacity has ended, and in the absence of a Vice Chairman of the Board, the Chair of the Governance Committee or, in his or her absence, the Chair of the Compensation and Executive Organization Committee, shall serve in such capacity; (2) if the Company is without a President and CEO, the interim President and CEO shall be the officer of the Company approved by the Board, taking into consideration the annual recommendation of the CEO; (3) in the case of incapacity of the President, CEO and/or Chairman, the Board shall determine whether to search for a replacement; and (4) the Chair of the Compensation and Executive Organization Committee shall lead any search for a replacement.

VIII.	EVALUATION AND COMPENSATION OF THE BOARD

A. Annual Evaluations

The directors shall evaluate the performance of the Board and its committees annually. Each director shall complete an evaluation for the Board as a whole and each of the committees on which he or she has served during the year. Evaluation results shall be reviewed by the Governance Committee, which shall present to the Board the results along with any recommendations for change that the committee deems appropriate. These governance guidelines and the committee charters shall be reviewed annually in conjunction with the annual evaluation. The Governance Committee shall also review the performance of Board members when they are considered for reelection and at any time upon request of a Board member.

B. Director Compensation and Benefits

1.            General. The Compensation and Executive Organization Committee shall review and make recommendations to the Board annually with respect to the form and amount of compensation and benefits. These will be established after due consideration of the responsibilities assumed and the compensation of directors at similarly situated companies.

2.            Stock Ownership.

a.        The Board will not nominate any person to be elected a director at an Annual Meeting of Stockholders unless such person owns, as defined below, or agrees to purchase and own at least 200 shares of the Company’s Common Stock on or before the record date for such meeting.

b.        The Board desires that each director own, as defined herein, shares of the Company’s Common Stock in an amount at least equal to the Stockholding Guidelines as of January 1 of each year following the fifth anniversary of the date the Board approves this policy in the case of current directors and as of January 1 of each year following the fifth anniversary of becoming a director in the case of a director first becoming a director subsequent to the date of such Board approval. For purposes of the requirements herein and in paragraph a. above, ownership of the Company’s Common Stock includes Common Stock equivalent shares such as common stock units deferred under the Company’s Directors’ Compensation Plan and restricted stock units granted quarterly under that plan or the Company’s Equity and Incentive Compensation Plan.

c.        Stockholding Guidelines as of January 1 of any year means the number of shares of the Company’s Common Stock, as described in paragraph b. above, with a value, valued at the average closing price on the NYSE of the Common Stock on the first three trading days of the month of December of the preceding year, equal to three times the annual retainer under the Company’s Directors’ Compensation Plan for such year.

IX.	CODE OF CONDUCT

Directors are held to the highest standards of integrity. The Company’s Code of Ethical Business Conduct applies to directors as well as officers and employees and covers areas including conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee has responsibility for oversight of the Company’s communication of, and compliance with, the Code of Ethical Business Conduct.

VOTE BY INTERNET – [www.proxyvote.com]
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2009. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2009. Have your proxy card in hand when you call and then follow the instructions from the telephone voting site.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HERSH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY
The Board of Directors recommends a vote FOR the following actions (as described in the accompanying Proxy Statement).

		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.
Vote On Directors

1.	Nominees: 01) R.F. Cavanaugh, 02) C.A. Davis, 03) J.E. Nevels, 04) T.J. Ridge, 05) D.L. Shedlarz,	☐	☐	☐
06) D.J. West, 07) L.S. Zimmerman

Vote On Proposals		For	Against	Abstain	The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.
2.	Ratify Appointment of KPMG LLP as Independent Auditors for 2009.	☐	☐	☐

Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appear(s) above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2009 Annual Meeting of Stockholders

Thursday, April 30, 2009

10:00 a.m. EDT

GIANT Center

950 West Hersheypark Drive

Hershey, PA

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 8:00 a.m. until 6:00 p.m. EDT

on April 30, 2009.

Offer good on April 30, 2009 only.

Important Notice Regarding the Availability of Proxy Materials for the

2009 Annual Meeting of Stockholders to be held on April 30, 2009:

The 2009 Notice of Annual Meeting and Proxy Statement, 2008 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

‚FOLD AND DETACH HERE‚	‚FOLD AND DETACH HERE‚

HERSH2

THE HERSHEY COMPANY

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 16, 2009, appoints D.J. West and B.H. Snyder, and each of them, as Proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 30, 2009, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to ten votes for each such share held. If direction is not given, this proxy will be voted FOR items 1 and 2 as set forth on the reverse side.

This proxy is continued on the reverse side.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

VOTE BY INTERNET – [www.proxyvote.com]
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2009. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2009. Have your proxy card in hand when you call and then follow the instructions from the telephone voting site.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
401(k) PLAN AND PR 401(k) PLAN PARTICIPANTS
Your voting instructions must be received no later than 11:59 p.m. EDT on April 27, 2009. Use any of the voting methods above to submit your voting instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HRSHY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY
The Board of Directors recommends a vote FOR the following actions (as described in the accompanying Proxy Statement).

		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.
Vote On Directors

1.	Nominees: 01) R.F. Cavanaugh, 02) C.A. Davis, 03) A.G. Langbo, 04) J.E. Nevels, 05) T.J. Ridge,	☐	☐	☐
06) D.L. Shedlarz, 07) C.B. Strauss, 08) D.J. West, 09) L.S. Zimmerman

Vote On Proposals		For	Against	Abstain	The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.
2.	Ratify Appointment of KPMG LLP as Independent Auditors for 2009.	☐	☐	☐

Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appear(s) above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2009 Annual Meeting of Stockholders

Thursday, April 30, 2009

10:00 a.m. EDT

GIANT Center

950 West Hersheypark Drive

Hershey, PA

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 8:00 a.m. until 6:00 p.m. EDT

on April 30, 2009.

Offer good on April 30, 2009 only.

Important Notice Regarding the Availability of Proxy Materials for the

2009 Annual Meeting of Stockholders to be held on April 30, 2009:

The 2009 Notice of Annual Meeting and Proxy Statement, 2008 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

‚FOLD AND DETACH HERE‚	‚FOLD AND DETACH HERE‚

HRSHY2

THE HERSHEY COMPANY

STOCKHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

The undersigned hereby appoints D.J. West and B.H. Snyder, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 30, 2009, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given, this proxy will be voted FOR items 1 and 2 as set forth on the reverse side.

SPECIAL INFORMATION for participants in The Hershey Company 401(k) Plan (“401(k) Plan”) and The Hershey Company Puerto Rico 401(k) Plan (“PR 401(k) Plan”): This proxy also provides voting instructions for shares held on the record date for the Annual Meeting by Vanguard Fiduciary Trust Company (“Vanguard”),* as trustee of the 401(k) Plan or as custodian appointed by Banco Popular de Puerto Rico, trustee of the PR 401(k) Plan, as applicable. If you are a participant in either plan, this paragraph (and not the paragraph above) applies with respect to voting these plan shares. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Common Stock allocated to your account in that plan and (ii) how to vote a portion of the shares of Common Stock allocated to the accounts of other participants in that plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before April 27, 2009, Vanguard will vote these shares in the manner directed by you. If direction is not given or is received after April 27, 2009, Vanguard will vote these shares in the 401(k) Plan or PR 401(k) Plan, as applicable, in the same proportion, respectively, as the final aggregate vote of the 401(k) Plan or PR 401(k) Plan participants who submitted timely votes on the matter.

This proxy/voting instruction card is solicited on behalf of the Board of Directors pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 16, 2009, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of A.G. Langbo and C.B. Strauss, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

*Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.